EXHIBIT 99.2
------------



                                 AMLI

                              RESIDENTIAL

     ------------------------------------------------------------

                          THIRD QUARTER 2002
               SUPPLEMENTAL OPERATING AND FINANCIAL DATA

     ------------------------------------------------------------




           [ graphics indicating property / caption reading
           "AMLI at Kedron Village - Peachtree City, Georgia
       Joint venture development - stabilized in October 2002" ]



                   AMLI RESIDENTIAL PROPERTIES TRUST

                        125 South Wacker Drive

                              Suite 3100

                        Chicago, Illinois 60606

                         Phone: (312) 443-1477

                         Fax:  (312) 443-0909

                             www.amli.com
                             ------------


Certain matters discussed in this supplemental package and the conference call held in connection herewith are forward looking statements within the meaning of Federal Securities Law. Although the Company believes expectations reflected in such forward looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward looking statements can be identified by the Company's use of the words "project," "believe," "expect," "anticipate," "intend," "estimate," "assume," and other similar expressions that predict or indicate future events, achievements or trends or that do not relate to historical matters. The Company is making forward looking statements because it believes that investors, analysts, and others, many of whom prepare models and projections of the Company's performance, are interested in the Company's current estimates of future activities. The Company advises such parties to make their own determination of any relevant or material assumption used by them. Many factors may cause the Company's actual performance in any period or periods to differ materially from the anticipated future performance expressed or implied by these forward looking statements. Certain of the factors that could cause the Company's actual performance to differ materially from those expressed or implied by these forward looking statements include, but are not limited to, general economic conditions, local real estate conditions, the timely development and lease-up of communities, other risk detailed from time to time in the Company's SEC reports, including the annual report on Form 10-K for the year ended December 31, 2001.

                                 AMLI
                              RESIDENTIAL


                                                   TABLE OF CONTENTS

                                                                Page
                                                                ----
SUMMARY INFORMATION

  Company Description and Investor Information. . . . . . . .      2
  Earnings Release. . . . . . . . . . . . . . . . . . . . . .      3
  Selected Financial and Operating Information. . . . . . . .      6
  Funds From Operations . . . . . . . . . . . . . . . . . . .     12
  Statements of Operations. . . . . . . . . . . . . . . . . .     14
  Balance Sheets. . . . . . . . . . . . . . . . . . . . . . .     18


DEBT AND PREFERRED SHARES

  Debt and Preferred Shares Summary . . . . . . . . . . . . .     20
  Debt Maturities . . . . . . . . . . . . . . . . . . . . . .     24


SAME STORE AND NOI DATA

  Quarterly Comparison of Same Store Communities. . . . . . .     26
  Quarterly Comparison of Components of NOI . . . . . . . . .     34


OTHER DATA

  Co-Investment Compensation. . . . . . . . . . . . . . . . .     40
  Service Companies Financial Information . . . . . . . . . .     42


PORTFOLIO

  Stabilized Communities. . . . . . . . . . . . . . . . . . .     45
  Development Summary . . . . . . . . . . . . . . . . . . . .     49
  Land Held for Development or Sale . . . . . . . . . . . . .     53




























Third Quarter 2002                                          Page 1
Supplemental Information         AMLI Residential Properties Trust

AMLI RESIDENTIAL



                          COMPANY DESCRIPTION
                         INVESTOR INFORMATION


AMLI Residential (or AMLI) is an integrated, self-managed real estate operating company that was formed in February 1994 to continue and expand the multifamily property business previously conduced by AMLI Realty Co., our predecessor company, which has been in business since 1980. AMLI is structured as an UPREIT, or umbrella partnership real estate investment trust, and we own interests in upscale apartment communities and conduct our business through AMLI Residential Properties, L.P., (the Operating Partnership or OP). The sole general partner of the OP is AMLI Residential Properties Trust, a public company whose shares of beneficial interest are traded on the NYSE under the symbol "AML."

Our business is the development, acquisition and management of upscale apartment communities in the Southeast, Southwest, Midwest and Mountain regions of the United States. We also serve as an institutional advisor and asset manager for domestic and international, tax-exempt and taxable investors in connection with our joint venture co-investment business. A summary schedule of our investment communities is included in this Supplemental.

We operate all of our communities under the AMLI [registered trademark] brand name, representing our commitment to high quality, exceptional service and superior value. We have corporate offices in Atlanta, Dallas, Indianapolis and Kansas City, in addition to our main office in Chicago. We employ approximately 875 people who are dedicated to our mission ... To Provide an Outstanding Living Environment For Our Residents.

For additional information on AMLI, please visit our website at www.amli.com.

The following information is presented as a supplement to our other public reporting, including our Form 10-Q and Form 10-K, both of which can be found on our website or through the SEC's EDGAR database. We hope that the information contained herein is helpful to you. We encourage your feedback and any suggestions, which you believe will help us provide better disclosure to you. Please contact either of:

     Robert Chapman
     Executive Vice President
       & CFO                      312.984.6845     rchapman@amli.com

     Sue Bersh
     Vice President -
       Corporate Communications   312.984.2607     sbersh@amli.com

Thank you for your interest in AMLI Residential.



                                  AML
                                LISTED
                                 NYSE










Third Quarter 2002                                          Page 2
Supplemental Information         AMLI Residential Properties Trust

AMLI RESIDENTIAL                  125 South Wacker Drive
                                  Chicago, Illinois 60606
                                  Phone:     312.443.1477
                                  Fax:       312.443.0909
                                  www.amli.com

PRESS RELEASE

FOR IMMEDIATE RELEASE
---------------------

November 4, 2002                  For More Information, Contact:
                                  Robert J. Chapman,
                                  Chief Financial Officer
                                  (312) 984-6845


             AMLI RESIDENTIAL ANNOUNCES THIRD QUARTER 2002
                OPERATING RESULTS AND DECLARES DIVIDEND
             ---------------------------------------------

(CHICAGO, IL) AMLI RESIDENTIAL PROPERTIES TRUST (NYSE: AML) announces today operating results for the third quarter ended September 30, 2002.


EARNINGS
--------

Funds from Operations ("FFO") for the third quarter 2002 were $14,306,000, or $0.56 per common share, compared to $16,848,000, or $0.67 per common share, for the third quarter 2001, a per share decrease of 16.4%. FFO is consistent with First Call's current estimate and the Company's recently revised guidance, which was issued on October 21, 2002. FFO for the nine months ended September 30, 2002 was $46,239,000, or $1.79 per share, compared to $48,241,000, or $1.93 per share, for the nine months ended September 30, 2001, a per share decrease of 7.3%.

"As noted in our press release two weeks ago, the weak conditions in the apartment markets continue to negatively impact our earnings, both on an absolute basis and compared to last year," commented Allan J. Sweet, AMLI President. "Our FFO for the third quarter of 2001 also included significant fee income from the sale of one of our co-investment communities, which did not occur in this year's third quarter."

Net income for the three and nine months ended September 30, 2002 was $17,652,000 and $31,603,000, respectively, as compared to $19,244,000 and
$39,874,000, respectively, in the year earlier periods. Diluted Earnings Per Share ("EPS") for the quarter ended September 30, 2002 was $0.87, compared to $0.89 for the comparable period of 2001, a decrease of 2.2%. Additionally, Operating EPS was $0.18 per diluted share for the quarter ended September 30, 2002, as compared to $0.33 per diluted share for the quarter ended September 30, 2001. For the nine months ended September 30, 2002, EPS was $1.40 compared to $1.86 for the comparable period of 2001, a decrease of 24.7%, and Operating EPS was $0.70 compared to $0.87 for the comparable period of 2001, a decrease of 19.5%. "Operating EPS" includes the operating results for properties whose operating results are reported as "Discontinued Operations" under GAAP.


SAME COMMUNITY RESULTS
----------------------

On a combined same community basis, which includes both wholly-owned and co-investment communities (at 100%), for the quarter ended September 30, 2002 versus the prior year's quarter, total property revenues decreased 5.7%, operating expenses decreased 0.7%, and net operating income ("NOI") decreased 9.1%. Weighted average occupancy, quarter over comparable quarter, decreased to 91.3% from 92.8%, or 1.6%, while the weighted average collected revenues per occupied unit decreased by 4.2%.

OTHER OPERATING RESULTS
-----------------------

Total property revenues (excluding Discontinued Operations), including both wholly-owned communities and co-investment communities (at 100%), were $70,187,000 and $207,282,000, respectively, for the quarter and nine months ended September 30, 2002, as compared with $70,003,000 and $207,198,000 for the comparable period in 2001, a 0.3% and 0.04% increase, respectively.

Earnings before interest, taxes, depreciation and amortization ("EBITDA") for the quarter and nine months ended September 30, 2002 were $24,437,000 and $75,562,000, respectively, representing decreases of 10.7% and 4.7%, respectively, from the same period last year.

THIRD QUARTER ACTIVITIES
------------------------

During the third quarter, AMLI sold AMLI at Greenwood Forest, a 316-unit joint venture community and received a disposition fee of $403,000 in addition to its 15% proportionate share of net sale proceeds. AMLI also sold AMLI at Gleneagles, a wholly-owned community containing 590 apartment homes, and realized net proceeds from the sale of approximately $34.7 million.

SUBSEQUENT EVENTS
-----------------

In October, AMLI entered into a joint venture with Capri Select Income, a private investment fund sponsored by Capri Capital Advisors LLC, a privately-held institutional real estate advisory firm, to develop and own AMLI Downtown in Austin, Texas. AMLI Downtown will be comprised of a seven-story building containing 220 apartment homes, 45,000 square feet of ground floor retail and restaurant space, and 336 underground parking spaces. Also in October, AMLI purchased the 189-unit AMLI 7th Street Station (formerly the Gates of 7th Street Station) in Forth Worth, Texas.

COMMON SHARE REPURCHASE AUTHORIZATIONS
--------------------------------------

During the third quarter and in the month of October, AMLI repurchased on the open market 924,200 of its Common Shares at prices ranging from $19.52 to $22.97 pursuant to its previously announced 1,500,000 Common Share Repurchase Program. AMLI anticipates that it will continue buying its common shares in the fourth quarter.

OUTLOOK
-------

As stated in the Company's revised guidance issued on October 21, 2002, AMLI's current expectation for full year 2002 FFO per share is in the range of $2.36 to $2.38 per share. Additionally, the Company anticipates that 2003 FFO per share will be in the range of $2.25 to $2.40 per share.

DIVIDEND
--------

Today, the Board of Trustees declared a quarterly dividend of $0.48 per common share. This dividend is payable on November 26, 2002 to all common shareholders of record as of November 15, 2002 and is based on an annual dividend rate of $1.92 per common share.

CONFERENCE CALL
---------------

AMLI will hold a conference call on Tuesday, November 5, 2002 at 3:30 p.m. ET to review these results. The call may be joined by calling 877-601-5719 -- Passcode: AMLI. A live webcast of the conference call will also be available in the 'Company Info' section on AMLI's website (www.amli.com/ comp/) and at www.streetevents.com.

SUPPLEMENTAL INFORMATION
------------------------

AMLI produces Quarterly Supplemental Information that provides detailed information regarding the Company's activities during the quarter. The Third Quarter Supplemental Information is available in the 'Company Info' section on our website (www.amli.com/comp/) under 'Shareholder Reports.'

ABOUT AMLI
----------

The AMLI[registered trademark] portfolio currently includes 73 apartment communities containing 27,851 apartment homes, with an additional 2,541 apartment homes under development or in lease-up in seven locations. AMLI is focused on the development, acquisition and management of institutional quality multifamily communities in the Southeast, Southwest, Midwest and Mountain regions of the U.S. AMLI Residential also serves as institutional advisor and asset manager for large pension funds, tax-exempt foundations and other financial institutions through AMLI's co-investment business. AMLI employs approximately 875 people who are dedicated to achieving AMLI's mission--Provide An Outstanding Living Environment For Our Residents. More information on AMLI is available at www.amli.com.

FORWARD LOOKING STATEMENTS
--------------------------

Certain matters discussed in this press release are forward looking statements within the meaning of Federal Securities Law. Although the Company believes expectations reflected in such forward looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved.

Forward-looking statements can be identified by Company's use of the words "project," "believe," "expect," "anticipate," "intend," "estimate," "assume," and other similar expressions that predict or indicate future events, achievements or trends or that do not relate to historical matters.

The Company does not assure the future results or outcome of the matters described in forward-looking statements; rather, these statements merely reflect the Company's current expectations of the approximate outcomes of the matters discussed. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond the Company's control. The reader is cautioned to make his/her own judgment with regard to the statements discussed in this press release and the assumption noted by the Company herein.

The Company is making forward-looking statements because it believes investors, analysts and others, many of whom prepare models and projections of the Company's performance, are interested in the Company's current estimates of its future activities. The Company advises such parties to make their own determination of any relevant or material assumption used by them.

Many factors may cause the Company's actual performance in any period or periods to differ materially from the anticipated future performance expressed or implied by these forward-looking statements. Certain of the factors that could cause the Company's actual performance to differ materially from those expressed or implied by these forward-looking statements include, but are not limited to, general economic conditions, local real estate conditions, the timely development and lease-up of communities, other risks detailed form time to time in the Company's SEC reports, including the annual report on form 10-K for the year ended December 31, 2001.

                              #  #  #  #


AMLI RESIDENTIAL                                          SELECTED FINANCIAL AND OPERATING INFORMATION
                                                                                             Unaudited
                                                         (Dollars in thousands, except for share data)



                                                                  Quarter Ended
                                        -------------------------------------------------------------
                                            Sept. 30,   June 30,    March 31,   Dec. 31,    Sept. 30,
                                              2002        2002        2002        2001        2001
                                           ----------  ----------  ----------  ----------  ----------

REVENUES
--------

TOTAL REVENUES
Consolidated (a). . . . . . . . . . . . .  $   30,365      31,112      30,124      30,829      33,003
Combined, including share of
  partnerships (b). . . . . . . . . . . .      43,248      42,853      41,520      41,775      44,848

TOTAL PROPERTY REVENUES
Consolidated. . . . . . . . . . . . . . .      27,380      27,537      27,374      27,296      27,824
Combined, including share of
  partnerships. . . . . . . . . . . . . .      40,984      40,615      40,104      40,199      41,174
Combined, including partnerships
  at 100% . . . . . . . . . . . . . . . .      70,187      69,191      67,904      68,114      70,003


EARNINGS
--------

EBITDA
  Consolidated. . . . . . . . . . . . . .      20,541      22,347      21,774      20,911      23,826
  Combined. . . . . . . . . . . . . . . .      24,437      25,910      25,215      24,323      27,378
FFO . . . . . . . . . . . . . . . . . . .      14,306      16,105      15,828      14,901      16,848
AFFO. . . . . . . . . . . . . . . . . . .      12,926      14,646      14,601      13,635      15,452
Operating earnings. . . . . . . . . . . .       3,953       5,820       5,516       4,604       7,158
Net income. . . . . . . . . . . . . . . .      17,652       7,291       6,660       5,871      19,244
Dividends (c) . . . . . . . . . . . . . .      12,316      12,432      12,286      11,985      11,751








                                                      6




AMLI RESIDENTIAL                              SELECTED FINANCIAL AND OPERATING INFORMATION - CONTINUED
                                                                                             Unaudited
                                                         (Dollars in thousands, except for share data)



                                                                  Quarter Ended
                                        -------------------------------------------------------------
                                            Sept. 30,   June 30,    March 31,   Dec. 31,    Sept. 30,
                                              2002        2002        2002        2001        2001
                                           ----------  ----------  ----------  ----------  ----------
PER SHARE DATA - DILUTED
------------------------

FFO . . . . . . . . . . . . . . . . . . .  $     0.56        0.62        0.61        0.58        0.67
AFFO. . . . . . . . . . . . . . . . . . .        0.51        0.56        0.56        0.53        0.61
Operating earnings. . . . . . . . . . . .        0.18        0.26        0.25        0.21        0.33
Net income allocable to common shares . .        0.87        0.29        0.25        0.21        0.89
Common dividends. . . . . . . . . . . . .        0.48        0.48        0.48        0.48        0.47
FFO payout ratio (based on per
  share amounts). . . . . . . . . . . . .       85.9%       77.7%       78.8%       82.8%       70.3%
AFFO payout ratio (based on per
  share amounts). . . . . . . . . . . . .       95.1%       85.4%       85.4%       90.6%       76.5%


NUMBER OF APARTMENT HOMES
-------------------------

STABILIZED COMMUNITIES

Wholly-owned. . . . . . . . . . . . . . .      11,851      12,441      12,247      12,247      12,247
Partnerships. . . . . . . . . . . . . . .      15,595      15,911      15,011      15,011      14,579
                                           ----------  ----------  ----------  ----------  ----------
                                               27,446      28,352      27,258      27,258      26,826
                                           ----------  ----------  ----------  ----------  ----------

COMMUNITIES UNDER DEVELOPMENT
 AND/OR LEASE-UP

Wholly-owned. . . . . . . . . . . . . . .         542         542         322         322         322
Partnerships. . . . . . . . . . . . . . .       2,215       2,215       2,615       2,615       2,737
                                           ----------  ----------  ----------  ----------  ----------
                                                2,757       2,757       2,937       2,937       3,059
                                           ----------  ----------  ----------  ----------  ----------

Total . . . . . . . . . . . . . . . . . .      30,203      31,109      30,195      30,195      29,885
                                           ==========  ==========  ==========  ==========  ==========


See notes on following pages.

                                                      7


AMLI RESIDENTIAL                                          SELECTED FINANCIAL AND OPERATING INFORMATION
                                                                                             Unaudited
                                                         (Dollars in thousands, except for share data)


                                                                  Quarter Ended
                                         ------------------------------------------------------------
                                            Sept. 30,   June 30,    March 31,   Dec. 31,    Sept. 30,
                                              2002        2002        2002        2001        2001
                                           ----------  ----------  ----------  ----------  ----------
CAPITALIZATION
--------------

REAL ESTATE AT COST, BEFORE DEPRECIATION
Consolidated. . . . . . . . . . . . . . .  $  734,991     735,699     745,906     744,411     743,111
Combined, including share of
  partnerships. . . . . . . . . . . . . .   1,139,522   1,152,130   1,116,239   1,114,576   1,105,640
Combined, including partnerships
  at 100% . . . . . . . . . . . . . . . .   1,936,713   1,954,652   1,864,965   1,862,901   1,832,040

TOTAL ASSETS
Consolidated. . . . . . . . . . . . . . .     919,849     964,800     915,344     919,002     912,987
Combined, including share of
  partnerships. . . . . . . . . . . . . .   1,146,244   1,170,959   1,112,731   1,120,158   1,111,033

DEBT
Consolidated. . . . . . . . . . . . . . .     403,193     450,268     405,126     399,309     408,475
Combined, including share of
  partnerships. . . . . . . . . . . . . .     620,184     648,965     592,300     586,137     595,174

SHARE INFORMATION
Common shares outstanding . . . . . . . .  17,557,178  18,120,296  18,110,659  17,840,368  17,847,398
Preferred shares outstanding (d). . . . .   4,025,000   4,025,000   4,025,000   4,275,000   3,475,000
Operating Partnership units
  outstanding(e). . . . . . . . . . . . .   3,652,165   3,655,364   3,664,396   3,664,396   3,684,866
                                           ----------  ---------- ----------- ----------- -----------
Total shares and units outstanding. . . .  25,234,343  25,800,660  25,800,055  25,779,764  25,007,264
                                           ==========  ========== =========== =========== ===========

Weighted average shares and units
  outstanding . . . . . . . . . . . . . .  25,542,933  25,800,241  25,787,270  25,518,607  24,960,829

Share price, end of period. . . . . . . .  $    22.08       26.00       25.22       25.22       23.60



                                                      8




AMLI RESIDENTIAL                              SELECTED FINANCIAL AND OPERATING INFORMATION - CONTINUED
                                                                                             Unaudited
                                                         (Dollars in thousands, except for share data)



                                                                  Quarter Ended
                                         ------------------------------------------------------------
                                            Sept. 30,   June 30,    March 31,   Dec. 31,    Sept. 30,
                                              2002        2002        2002        2001        2001
                                           ----------  ----------  ----------  ----------  ----------

EQUITY MARKET CAPITALIZATION                  557,174     670,817     650,677     650,166     590,171

MARKET CAPITALIZATION
Consolidated. . . . . . . . . . . . . . .     960,367   1,121,085   1,055,803   1,049,475     998,646
Combined, including shares of
  partnerships. . . . . . . . . . . . . .   1,177,358   1,319,782   1,242,977   1,236,317   1,185,359
Combined,including partnerships at 100% .   2,113,925   2,334,010   2,179,544   2,187,099   2,119,787


DEBT SERVICE (f)
----------------

INTEREST EXPENSE

Consolidated. . . . . . . . . . . . . . .       6,065       6,084       5,800       5,858       6,824
Combined, including share of partnerships       9,907       9,602       9,197       9,205      10,328

CAPITALIZED INTEREST

Consolidated. . . . . . . . . . . . . . .       1,013         962       1,054         981       1,100
Combined, including share
  of partnerships . . . . . . . . . . . .       1,051         985       1,072       1,004       1,145

SCHEDULED PRINCIPAL PAYMENTS
(normal amortization)

Consolidated. . . . . . . . . . . . . . .       1,075       1,105       1,183       1,166       1,014
Combined, including share of partnerships       1,603       1,634       1,735       1,704       1,501



See notes on following pages.







                                                      9


AMLI RESIDENTIAL                                          SELECTED FINANCIAL AND OPERATING INFORMATION
                                                                                             Unaudited
                                                         (Dollars in thousands, except for share data)


                                                                  Quarter Ended
                                         ------------------------------------------------------------
                                            Sept. 30,   June 30,    March 31,   Dec. 31,    Sept. 30,
                                              2002        2002        2002        2001        2001
                                           ----------  ----------  ----------  ----------  ----------
OPERATIONAL RATIOS
------------------

EBITDA, AS PERCENT OF TOTAL MARKET
 CAPITALIZATION
Consolidated. . . . . . . . . . . . . . .        8.6%        8.0%        8.2%        8.0%        9.5%
Combined, including share of
  unconsolidated affiliates . . . . . . .        8.3%        7.9%        8.1%        7.9%        9.2%

INTEREST COVERAGE
Consolidated. . . . . . . . . . . . . . .         3.4         3.7         3.8         3.6         3.5
Combined, including share of partnerships         2.5         2.7         2.7         2.6         2.7

FIXED CHARGE COVERAGE (g)
Consolidated. . . . . . . . . . . . . . .         2.6         2.8         2.8         2.6         2.8
Combined, including share of partnerships         2.1         2.2         2.2         2.2         2.3


FINANCIAL RATIOS
----------------

DEBT TO TOTAL MARKET CAPITALIZATION
Consolidated. . . . . . . . . . . . . . .       42.0%       40.2%       38.4%       38.0%       40.9%
Combined, including share of
  unconsolidated affiliates . . . . . . .       52.7%       49.2%       47.7%       47.4%       50.2%

DEBT TO TOTAL ASSETS, AT COST
 (before depreciation)
Consolidated. . . . . . . . . . . . . . .       38.9%       41.9%       39.6%       38.9%       40.2%
Combined, including share of partnerships       47.8%       49.4%       47.2%       46.7%       48.1%








                                                     10




AMLI RESIDENTIAL                              SELECTED FINANCIAL AND OPERATING INFORMATION - CONTINUED
                                                                                             Unaudited
                                                         (Dollars in thousands, except for share data)




Notes:

     (a)   All references to "Consolidated" refer to disclosures that are derived from numbers directly on the
           Company's consolidated financial statements, which are prepared in accordance with GAAP and reflect the Company's interest in unconsolidated partnerships on the equity method.

     (b)   All references to "Combined", "Combined, including share of partnerships" or the like refer to calculations derived by combining the Company's consolidated financial information with the Company's pro rata share of its partnerships' financial information.

     (c)   Includes dividends paid on all common and preferred shares.

     (d)   Included all preferred shares convertible to common shares.

     (e)   Represents Minority Interest on the Company's Balance Sheets.

     (f)   Excludes amortization of deferred and other financing costs.

     (g)   Includes interest expense and preferred dividends and excludes principal amortization.
























                                                     11

AMLI RESIDENTIAL                             FUNDS FROM OPERATIONS
                                                         Unaudited
                     (Dollars in thousands, except for share data)



                                              Three Months Ended
                                                 September 30,
                                            -----------------------
                                                2002        2001
                                             ----------  ----------

Company's share of communities' EBITDA (a).  $   24,159      25,489

Interest from and share of Service
  Companies' FFO (b). . . . . . . . . . . .          80         (65)
Other interest and Other. . . . . . . . . .         242         356
Co-investment fee income (c). . . . . . . .       1,094       2,819
General and administrative. . . . . . . . .      (1,138)     (1,221)
                                             ----------  ----------

EARNINGS BEFORE INTEREST, TAXES,
 DEPRECIATION AND AMORTIZATION (EBITDA) . .      24,437      27,378
                                             ----------  ----------

INTEREST EXPENSE (d)
Wholly-owned communities and portfolio
  debt. . . . . . . . . . . . . . . . . . .      (6,235)     (6,978)
Share of partnership communities. . . . . .      (3,895)     (3,552)
                                             ----------  ----------

                                                (10,131)    (10,530)
                                             ----------  ----------

FUNDS FROM OPERATIONS (FF0) . . . . . . . .      14,306      16,848

CAPITAL EXPENDITURES PAID FROM FFO (e)
Wholly-owned communities. . . . . . . . . .      (1,093)     (1,147)
Share of partnership communities. . . . . .        (287)       (249)
                                             ----------  ----------

                                                 (1,380)     (1,396)
                                             ----------  ----------

ADJUSTED FUNDS FROM OPERATIONS (AFFO) . . .  $   12,926      15,452
                                             ==========  ==========

Notes:

     (a)   Includes discontinued operations.  See pages 34 and 37.

     (b) Includes share of income before goodwill amortization of $104 for the quarter ended September 30, 2001.

     (c)   See page 40.

     (d)   Includes amortization of deferred and other financing costs.

     (e) For details, refer to the Company's Management Discussion and Analysis in the Form 10-Q filed with the SEC for this reporting period.

AMLI RESIDENTIAL                             FUNDS FROM OPERATIONS
                                                         Unaudited
                     (Dollars in thousands, except for share data)



                                               Nine Months Ended
                                                  September 30,
                                            -----------------------
                                                2002        2001
                                             ----------  ----------

Company's share of communities'
  EBITDA (a). . . . . . . . . . . . . . . .  $   75,997      77,957

Interest from and share of Services
  Companies' FFO (b). . . . . . . . . . . .        (174)         30
Other interest and Other. . . . . . . . . .         579       1,299
Co-investment fee income (c). . . . . . . .       3,051       3,872
General and administrative. . . . . . . . .      (3,891)     (3,890)
                                             ----------  ----------

EARNINGS BEFORE INTEREST, TAXES,
 DEPRECIATION AND AMORTIZATION (EBITDA) . .      75,562      79,268
                                             ----------  ----------

INTEREST EXPENSE (d)
Wholly-owned communities and portfolio
  debt. . . . . . . . . . . . . . . . . . .     (18,423)    (20,202)
Share of partnership communities. . . . . .     (10,900)    (10,825)
                                             ----------  ----------

                                                (29,323)    (31,027)
                                             ----------  ----------

FUNDS FROM OPERATIONS (FF0) . . . . . . . .      46,239      48,241

CAPITAL EXPENDITURES PAID FROM FFO
Wholly-owned communities. . . . . . . . . .      (3,257)     (4,584)
Share of partnership communities. . . . . .        (809)       (710)
                                             ----------  ----------

                                                 (4,066)     (5,294)
                                             ----------  ----------

ADJUSTED FUNDS FROM OPERATIONS (AFFO) . . .  $   42,173      42,947
                                             ==========  ==========


Notes:

     (a)   Includes discontinued operations.  See pages 34 and 37.

     (b) Includes share of income before goodwill amortization of $311 for the nine months ended September 30, 2001.

     (c)   See page 40.

     (d)   Includes amortization of deferred and other financing costs.
           No interest expense is associated with discontinued operations.

     (e) For details, refer to the Company's Management Discussion and Analysis in the Form 10-Q filed with the SEC for this reporting period.


AMLI RESIDENTIAL                                                              STATEMENTS OF OPERATIONS
                                                                       Three Months Ended September 30
                                                                     (Unaudited, dollars in thousands)

                                                          Consolidated (a)           Combined (b)
                                                      ----------------------- -----------------------
                                                          2002        2001        2002        2001
                                                       ----------  ----------  ----------  ----------
REVENUES
Property revenues . . . . . . . . . . . . . . . . . .  $   27,380      27,824      40,984      41,174
Interest and share of income (loss) from the
  Service Companies . . . . . . . . . . . . . . . . .          80        (169)         80        (169)
Other interest and Other (c). . . . . . . . . . . . .         242         349         947       1,017
Income from partnerships. . . . . . . . . . . . . . .       1,569       2,173       --          --
Co-investment fee income. . . . . . . . . . . . . . .       1,094       2,826       1,237       2,826
                                                       ----------  ----------  ----------  ----------
                                                           30,365      33,003      43,248      44,848
                                                       ----------  ----------  ----------  ----------
EXPENSES
Property operating expenses . . . . . . . . . . . . .      12,028      11,628      17,898      17,012
Interest and amortization of deferred and
  other financing costs . . . . . . . . . . . . . . .       6,235       6,978      10,130      10,530
Depreciation. . . . . . . . . . . . . . . . . . . . .       5,307       4,960       8,362       7,746
General and administrative. . . . . . . . . . . . . .       1,138       1,221       1,199       1,344
                                                       ----------  ----------  ----------  ----------
                                                           24,708      24,787      37,589      36,632
                                                       ----------  ----------  ----------  ----------
INCOME FROM CONTINUING OPERATIONS BEFORE
 SHARE OF GAINS ON SALES OF PROPERTIES. . . . . . . .       5,657       8,216       5,657       8,216
Gain on sale of residential
  property including share of gains
  on sales of partnership's properties. . . . . . . .         678      14,047         678      14,047
                                                       ----------  ----------  ----------  ----------
INCOME FROM CONTINUING OPERATIONS
  BEFORE MINORITY INTEREST. . . . . . . . . . . . . .       6,335      22,263       6,335      22,263
Minority interest . . . . . . . . . . . . . . . . . .         739       3,498         739       3,498
                                                       ----------  ----------  ----------  ----------
INCOME FROM CONTINUING OPERATIONS . . . . . . . . . .       5,596      18,765       5,596      18,765
                                                       ----------  ----------  ----------  ----------
Income from discontinued operations,
  net of minority interest (d). . . . . . . . . . . .         229         479         229         479
Gain on disposition of discontinued operations,
  net of minority interest. . . . . . . . . . . . . .      11,827       --         11,827       --
                                                       ----------  ----------  ----------  ----------
INCOME FROM DISCONTINUED OPERATIONS,
  NET OF MINORITY INTEREST. . . . . . . . . . . . . .      12,056         479      12,056         479
                                                       ----------  ----------  ----------  ----------

                                                     14




AMLI RESIDENTIAL                                                  STATEMENTS OF OPERATIONS - CONTINUED
                                                                       Three Months Ended September 30
                                                                     (Unaudited, dollars in thousands)


                                                          Consolidated (a)           Combined (b)
                                                      ----------------------- -----------------------
                                                          2002        2001        2002        2001
                                                       ----------  ----------  ----------  ----------

NET INCOME. . . . . . . . . . . . . . . . . . . . . .      17,652      19,244      17,652      19,244
Net income attributable to preferred shares . . . . .       1,980       1,633       1,980       1,633
                                                       ----------  ----------  ----------  ----------
Net Income attributable to common shares. . . . . . .  $   15,672      17,611      15,672      17,611
                                                       ==========  ==========  ==========  ==========

INCOME FROM CONTINUING OPERATIONS
  BEFORE MINORITY INTEREST. . . . . . . . . . . . . .  $    6,335      22,263       6,335      22,263
Income from discontinued operations before
  minority interest . . . . . . . . . . . . . . . . .      14,523         576      14,523         576

Add: Depreciation
  Wholly-owned communities. . . . . . . . . . . . . .       5,307       5,158       5,307       5,158
  Share of partnership communities. . . . . . . . . .       3,066       2,794       3,066       2,794
Less: Gains on sales of rental properties
  Wholly-owned communities. . . . . . . . . . . . . .     (14,247)      --        (14,247)      --
  Share of partnership communities. . . . . . . . . .        (678)    (14,047)       (678)    (14,047)
Share of Service Companies' amortization of goodwill.       --            104       --            104
                                                       ----------  ----------  ----------  ----------
FUNDS FROM OPERATIONS . . . . . . . . . . . . . . . .  $   14,306      16,848      14,306      16,848
                                                       ==========  ==========  ==========  ==========

Notes:

     (a)   All references to "Consolidated" refer to disclosures that are derived from numbers directly on the
           Company's consolidated financial statements, which are prepared in accordance with GAAP and reflect the Company's interest in unconsolidated partnerships on the equity method.

     (b)   All references to "Combined", "Combined, including share of partnerships" or the like refer to calculations derived by combining the Company's consolidated financial information with the Company's pro rata share of its partnerships' financial information.

     (c)   Combined includes other items of partnership operations such as interest income on invested funds, legal, audit and other costs of partnership administration including asset management fees paid to the
           Company, compensation received in the form of cash flow preference and share of income in excess of the Company's ownership percentage.

     (d)   No interest expense is associated with discontinued operations.


                                                     15


AMLI RESIDENTIAL                                                              STATEMENTS OF OPERATIONS
                                                                        Nine Months Ended September 30
                                                                     (Unaudited, dollars in thousands)

                                                          Consolidated (a)           Combined (b)
                                                      ----------------------- -----------------------
                                                          2002        2001        2002        2001
                                                       ----------  ----------  ----------  ----------
REVENUES
Property revenues . . . . . . . . . . . . . . . . . .  $   82,292      82,395     121,703     122,045
Interest and share of income (loss) from the
  Service Companies . . . . . . . . . . . . . . . . .        (174)       (281)       (174)       (281)
Other interest and Other (c). . . . . . . . . . . . .         579       1,299       3,040       3,445
Income from partnerships. . . . . . . . . . . . . . .       5,853       6,907       --          --
Co-investment fee income. . . . . . . . . . . . . . .       3,051       3,872       3,051       3,872
                                                       ----------  ----------  ----------  ----------
                                                           91,601      94,192     127,620     129,081
                                                       ----------  ----------  ----------  ----------
EXPENSES
Property operating expenses . . . . . . . . . . . . .      33,726      33,004      49,829      48,445
Interest and amortization of deferred and
  other financing costs . . . . . . . . . . . . . . .      18,423      20,202      29,324      31,027
Depreciation. . . . . . . . . . . . . . . . . . . . .      15,733      15,181      24,595      23,592
General and administrative. . . . . . . . . . . . . .       3,891       3,890       4,044       4,102
                                                       ----------  ----------  ----------  ----------
                                                           71,773      72,277     107,792     107,166
                                                       ----------  ----------  ----------  ----------
INCOME FROM CONTINUING OPERATIONS BEFORE SHARE
  OF GAINS ON SALES OF PROPERTIES . . . . . . . . . .      19,828      21,915      19,828      21,915
Gain on sale of residential property including
  share of gains on sales of partnership's properties       1,283      23,296       1,283      23,296
                                                       ----------  ----------  ----------  ----------
INCOME FROM CONTINUING OPERATIONS BEFORE MINORITY
  INTEREST. . . . . . . . . . . . . . . . . . . . . .      21,111      45,211      21,111      45,211
Minority interest . . . . . . . . . . . . . . . . . .       2,555       6,822       2,555       6,822
                                                       ----------  ----------  ----------  ----------
INCOME FROM CONTINUING OPERATIONS . . . . . . . . . .      18,556      38,389      18,556      38,389
                                                       ----------  ----------  ----------  ----------

Income from discontinued operations, net of
  minority interest (d) . . . . . . . . . . . . . . .       1,220       1,485       1,220       1,485
Gain on sale of discontinued operations, net of
  minority interest . . . . . . . . . . . . . . . . .      11,827       --         11,827       --
                                                       ----------  ----------  ----------  ----------
TOTAL INCOME FROM DISCONTINUED OPERATIONS, NET OF
  MINORITY INTEREST . . . . . . . . . . . . . . . . .      13,047       1,485      13,047       1,485
                                                       ----------  ----------  ----------  ----------

                                                     16




AMLI RESIDENTIAL                                                  STATEMENTS OF OPERATIONS - CONTINUED
                                                                        Nine Months Ended September 30
                                                                     (Unaudited, dollars in thousands)


                                                          Consolidated (a)           Combined (b)
                                                      ----------------------- -----------------------
                                                          2002        2001        2002        2001
                                                       ----------  ----------  ----------  ----------

NET INCOME. . . . . . . . . . . . . . . . . . . . . .      31,603      39,874      31,603      39,874
Net income attributable to preferred shares . . . . .       6,008       4,899       6,008       4,899
                                                       ----------  ----------  ----------  ----------
Net income attributable to common shares. . . . . . .  $   25,595      34,975      25,595      34,975
                                                       ==========  ==========  ==========  ==========

INCOME FROM CONTINUING OPERATIONS
  BEFORE MINORITY INTEREST. . . . . . . . . . . . . .      21,111      45,211      21,111      45,211
Income from discontinued operations before
  minority interest . . . . . . . . . . . . . . . . .      15,716       1,783      15,716       1,783

Add: Depreciation
  Wholly-owned communities. . . . . . . . . . . . . .      16,040      15,798      16,040      15,798
  Share of partnership communities. . . . . . . . . .       8,902       8,434       8,902       8,434
Less: Gains on sales of rental properties
  Wholly-owned communities. . . . . . . . . . . . . .     (14,247)      --        (14,247)      --
  Share of partnership communities. . . . . . . . . .      (1,283)    (23,296)     (1,283)    (23,296)
Share of Service Companies' amortization of goodwill.       --            311       --            311
                                                       ----------  ----------  ----------  ----------
FUNDS FROM OPERATIONS . . . . . . . . . . . . . . . .  $   46,239      48,241      46,239      48,241
                                                       ==========  ==========  ==========  ==========

Notes:

     (a)   All references to "Consolidated" refer to disclosures that are derived from numbers directly on the
           Company's consolidated financial statements, which are prepared in accordance with GAAP and reflect the Company's interest in unconsolidated partnerships on the equity method.

     (b)   All references to "Combined", "Combined, including share of partnerships" or the like refer to calculations derived by combining the Company's consolidated financial information with the Company's pro rata share of its partnerships' financial information.

     (c)   Combined includes other items of partnership operations such as interest income on invested funds, legal, audit and other costs of partnership administration including asset management fees paid to the
           Company, compensation received in the form of cash flow preference and share of income in excess of the Company's ownership percentage.

     (d)   No interest expense is associated with discontinued operations.


                                                     17


AMLI RESIDENTIAL                                                                        BALANCE SHEETS
                                                                     (Unaudited, dollars in thousands)


                                                     Consolidated (a)               Combined (b)
                                                -------------------------   -------------------------
                                                  Sept. 30,  December 31,     Sept. 30,  December 31,
                                                    2002         2001           2002         2001
                                                 ----------  ------------    ----------  ------------

ASSETS
Rental apartments
  Land. . . . . . . . . . . . . . . . . . . .    $   98,641        99,784       154,160       150,187
  Depreciable property. . . . . . . . . . . .       636,350       644,627       985,362       964,389
                                                 ----------    ----------    ----------    ----------
                                                    734,991       744,411     1,139,522     1,114,576
Less:  Accumulated depreciation . . . . . . .      (116,039)     (107,139)     (151,636)     (135,052)
                                                 ----------    ----------    ----------    ----------
                                                    618,952       637,272       987,886       979,524

Rental property held for sale, net of
  accumulated depreciation. . . . . . . . . .         --            --            --            --
Land held for development or sale . . . . . .        24,036        47,611        24,036        47,611
Rental apartments under development . . . . .        34,532        10,392        73,797        41,477

Investment in partnerships (c). . . . . . . .       192,734       184,270         --            --

Cash and cash equivalents . . . . . . . . . .         3,639         5,892        11,593        14,093
Notes and advances to the Service Companies .        26,719        15,161        26,718        14,824
Other assets and deferred expenses, net . . .        19,237        18,404        22,214        22,629
                                                 ----------    ----------    ----------    ----------
    Total assets. . . . . . . . . . . . . . .    $  919,849       919,002     1,146,244     1,220,158
                                                 ==========    ==========    ==========    ==========















                                                     18




AMLI RESIDENTIAL                                                            BALANCE SHEETS - CONTINUED
                                                                     (Unaudited, dollars in thousands)



                                                     Consolidated (a)               Combined (b)
                                                -------------------------   -------------------------
                                                  Sept. 30,  December 31,     Sept. 30,  December 31,
                                                    2002         2001           2002         2001
                                                 ----------  ------------    ----------  ------------
LIABILITIES
Debt. . . . . . . . . . . . . . . . . . . . .    $  403,193       399,309       620,184       586,137
Distributions in excess of investments in
  and earnings from partnerships. . . . . . .    $    4,685         --            --            --
Accrued expenses and other liabilities. . . .        28,464        27,943        42,553        42,272
                                                 ----------    ----------    ----------    ----------
    TOTAL LIABILITIES . . . . . . . . . . . .       436,342       427,252       662,737       628,408
                                                 ----------    ----------    ----------    ----------

Mandatorily redeemable convertible
  preferred shares. . . . . . . . . . . . . .        93,247        93,287        93,247        93,287

Minority interest . . . . . . . . . . . . . .        67,428        68,186        67,428        68,186

    TOTAL SHAREHOLDERS' EQUITY. . . . . . . .       322,832       330,277       322,832       330,277
                                                 ----------    ----------    ----------    ----------
    TOTAL LIABILITIES AND
      SHAREHOLDERS' EQUITY. . . . . . . . . .    $  919,849       919,002     1,146,244     1,120,158
                                                 ==========    ==========    ==========    ==========





Notes:

     (a)   All references to "Consolidated" refer to disclosures that are derived from numbers directly on the
           Company's consolidated financial statements, which are prepared in accordance with GAAP and reflect the Company's interest in unconsolidated partnerships on the equity method.

     (b)   All references to "Combined", "Combined, including share of partnerships" or the like refer to calculations derived by combining the Company's consolidated financial information with the Company's pro rata share of its partnerships' financial information.

     (c)   See details in the Company's SEC Form 10-Q.





                                                     19


AMLI RESIDENTIAL                                                     DEBT AND PREFERRED SHARES SUMMARY
                                                                                    September 30, 2002
                                                                     (Unaudited, dollars in thousands)

CONSOLIDATED DEBT (a)
---------------------
                                            Weighted
                                            Average    Years to
Type of                          Percent    Interest   Maturity                                  Variable
of Indebtedness       Balance    of Total   Rate (c)     (d)      Secured   Unsecured   Fixed      (e)
---------------       --------   --------   --------   --------   --------  ---------  --------  --------
Conventional
  mortgages . . . . . $310,943      77.1%       7.1%        6.7    310,943      --      310,943     --
Construction
  financing . . . . .    --          --        --         --         --                             --
Tax-exempt debt . . .   50,250      12.5%       2.6%        1.0      9,500     40,750     --       50,250
Credit facilities
  (f) . . . . . . . .   42,000      10.4%       6.9%        1.1      --        42,000     --       42,000
                      --------    -------    -------    -------    -------    -------   -------   -------
    Total . . . . . . $403,193     100.0%       6.5%        5.4    320,443     82,750   310,943    92,250
                      ========    =======    =======    =======    =======    =======   =======   =======
  Percent of total. .                                                79.5%      20.5%     77.1%     22.9%
                                                                   =======    =======   =======   =======

COMBINED DEBT, INCLUDING SHARE OF PARTNERSHIPS (b)
--------------------------------------------------
                                            Weighted
                                            Average    Years to
Type of                          Percent    Interest   Maturity                                  Variable
of Indebtedness       Balance    of Total   Rate (c)     (d)      Secured   Unsecured   Fixed      (e)
---------------       --------   --------   --------   --------   --------  ---------  --------  --------

Conventional
  mortgages . . . . . $522,286      84.2%       7.2%        6.8    522,286      --      522,286     --
Construction
  financing . . . . .    5,648       0.9%       3.6%        2.3      5,648                --        5,648
Tax-exempt debt . . .   50,250       8.1%       2.6%        1.0      9,500     40,750     --       50,250
Credit facilities
  (f) . . . . . . . .   42,000       6.8%       6.9%        1.1      --        42,000     --       42,000
                      --------    -------    -------    -------    -------    -------   -------   -------
    Total . . . . . . $620,184     100.0%       6.7%        5.9    537,434     82,750   522,286    97,898
                      ========    =======    =======    =======    =======    =======   =======   =======
  Percent of total. .                                                86.7%      13.3%     84.2%     15.8%
                                                                   =======    =======   =======   =======

See notes on the following page.

                                                     20


AMLI RESIDENTIAL                                                     DEBT AND PREFERRED SHARES SUMMARY
                                                                                    September 30, 2002
                                                                     (Unaudited, dollars in thousands)

PREFERRED SHARES
----------------

                                                        Number of         Out-                  Current
                             Date          Original     Shares at       standing   Dividend    Liquidation
Security                   of Issue         Issue       Issuance         Shares      Rate      Preference
----------------------     ---------       --------     ---------       --------   --------    -----------

Convertible Preferred
  Series A                   1/30/96       $ 20,000     1,200,000        100,000      (g)            2,022

Convertible Preferred
  Series B                     (h)           75,000     3,125,000      3,125,000      (i)           76,500

Convertible Preferred
  Series D (j)              10/31/01         20,000       800,000        800,000      (k)           20,433



Notes:

     (a)   All references to "Consolidated" refer to disclosures that are derived from numbers directly on the
           Company's consolidated financial statements, which are prepared in accordance with GAAP and reflect the Company's interest in unconsolidated partnerships on the equity method.

     (b)   All references to "Combined", "Combined, including share of partnerships" or the like refer to calculations derived by combining the Company's consolidated financial information with the Company's pro rata share of its partnerships' financial information.

     (c)   The Weighted Average Interest Rate for variable rate debt reflects (i) the variable rate in effect on the last day of the period (ii) the effective fixed interest rates on swaps and (iii) each financing's respective lender credit spread.

     (d)   Years to Maturity reflects the expiration date of the credit enhancements supporting Tax-exempt debt, not the actual maturity dates of the bond, which are in 2024.







                                                     21


AMLI RESIDENTIAL                                         DEBT AND PREFERRED SHARES SUMMARY - CONTINUED
                                                                                    September 30, 2002
                                                                     (Unaudited, dollars in thousands)



     (e)   The following summarizes interest rate limitation and swap contracts associated with the Credit
           Facilities:


                                                                          Fixed Rate,
                                                                           Excluding
                                                                            Lender
     Type of                                                Notional        Credit           Term of
     Contract      Counterparty                              Amount         Spread          Contract
     --------      ------------                             --------      -----------    ---------------
     Swap          Merrill Lynch Capital Services, Inc.       10,000           6.216%    11/2/97  - 11/1/02
     Swap          Merrill Lynch Capital Services, Inc.       10,000           6.029%    11/2/97  - 11/1/02
     Swap          Merrill Lynch Capital Services, Inc.       20,000           6.145%    2/16/98  - 2/15/03
     Swap          Wachovia Bank, N.A.                        10,000           6.070%    2/19/98  - 2/18/03
     Swap          Harris Trust & Savings Bank                15,000           6.405%    9/21/99  - 9/20/04
     Swap          Harris Trust & Savings Bank                10,000           6.438%    10/4/99  - 10/4/04
                                                             -------
                                                              75,000
                                                             -------

           The following summarizes interest rate swap contracts associated with the construction financing of AMLI at Seven Bridges, in which the Company owns a 20% interest:


















                                                     22

AMLI RESIDENTIAL                                         DEBT AND PREFERRED SHARES SUMMARY - CONTINUED
                                                                                    September 30, 2002
                                                                     (Unaudited, dollars in thousands)

                                                                          Fixed Rate,
                                                                           Excluding
                                                                            Lender
     Type of                                                Notional        Credit           Term of
     Contract      Counterparty                              Amount         Spread          Contract
     --------      ------------                             --------      -----------   ----------------
     Swap          PNC Bank, N.A.                            $30,000           4.670%   1/10/03 - 7/10/03
     Swap          PNC Bank, N.A.                             50,000           4.670%   7/10/03 -12/10/03

     (f)   The Credit Facilities provide for one additional one-year extension option.  The Company's unconsolidated subsidiaries have $14,000 borrowed under the Credit Facilities, which is not reflected in the amount above.  Such borrowings are guaranteed by the Company and reduce total availability under the line of credit.

     (g)   The dividend per share is equal to the common share dividend.

     (h)   Funded in three installments of $25 million each on 3/9/98, 6/30/98 and 9/30/98.

     (i)   The dividend per share is the greater of an annualized (i) $1.84 per share or (ii) the amount payable on the common shares.

     (j)   800,000 preferred shares were issued at $25 per share.  These shares may be converted to 720,721 common shares, reflecting a conversion price of $27.75 per common share.

     (k)   The dividend per share is the greater of an annualized (i) $2.1625 per share or (ii) the amount payable on the common shares.

















                                                     23


AMLI RESIDENTIAL                                                                       DEBT MATURITIES
                                                                                    September 30, 2002
                                                                     (Unaudited, dollars in thousands)

CONSOLIDATED DEBT (a)
---------------------
                                                                                            Wtd. Average
                                                                                              Interest
                                                                                              Rate on
                    Scheduled          Due at                           Percent to            Maturing
Year               Amortization       Maturity          Total             Total                 Debt
----------         ------------      -----------     -----------        -----------         ------------
2002                  $  1,094          --                1,094               0.3%                 0.0%
2003                     4,076         78,690(c)         82,766              20.5%                 7.1%
2004                     3,775          6,970            10,745               2.7%                 7.7%
2005                     3,997         31,024            35,021               8.7%                 8.2%
2006                     3,130         35,372            38,502               9.5%                 7.8%
Thereafter              21,384        213,681(d)        235,065              58.3%                 5.8%
                      --------        -------           -------             ------                -----
    Total             $ 37,456        365,737           403,193             100.0%                 6.5%
                      ========        =======           =======             ======                =====
  Percent to Total        9.3%          90.7%            100.0%
                      ========        =======           =======


COMBINED DEBT, INCLUDING SHARE OF PARTNERSHIPS (b)
--------------------------------------------------
                                                                                            Wtd. Average
                                                                                              Interest
                                                                                              Rate on
                    Scheduled          Due at                           Percent to            Maturing
Year               Amortization       Maturity          Total             Total                 Debt
----------         ------------      -----------     -----------        -----------         ------------
2002                  $  1,672          --                1,672               0.3%                 0.0%
2003                     6,433         84,986(c)         91,419              14.7%                 7.1%
2004                     6,072         14,863            20,935               3.4%                 7.6%
2005                     6,417         36,672            43,089               6.9%                 7.5%
2006                     5,623         66,794            72,417              11.7%                 7.6%
Thereafter              33,735        356,917(d)        390,652              63.0%                 7.0%
                      --------        -------           -------             ------                -----
    Total             $ 59,952        560,232           620,184             100.0%                 6.7%
                      ========        =======           =======             ======                =====
  Percent to Total        9.7%          90.3%            100.0%
                      ========        =======           =======




                                                     24




AMLI RESIDENTIAL                                                           DEBT MATURITIES - CONTINUED
                                                                                    September 30, 2002
                                                                     (Unaudited, dollars in thousands)





Notes:

     (a)   All references to "Consolidated" refer to disclosures that are derived from numbers directly on the
           Company's consolidated financial statements, which are prepared in accordance with GAAP and reflect the Company's interest in unconsolidated partnerships on the equity method.

     (b)   All references to "Combined", "Combined, including share of partnerships" or the like refer to calculations derived by combining the Company's consolidated financial information with the Company's pro rata share of its partnerships' financial information.

     (c)   The Company's primary unsecured line of credit, which has a current maturity of November, 2003, provides for one additional one-year extension option.

     (d)   Includes Bonds which mature in 2024. The credit enhancements on $40,750 and $9,500 expire on
           October 15, 2003 and on December 18, 2003, respectively.



























                                                     25


AMLI RESIDENTIAL                                                                SAME STORE COMMUNITIES
                                                                       THREE MONTHS ENDED SEPTEMBER 30



PHYSICAL OCCUPANCY AND COLLECTED
REVENUES PER OCCUPIED UNIT (a)
--------------------------------
                                                                                Weighted Average
                                     Weighted Average Occupancy (b)          Collected Revenues (c)
                                   ---------------------------------   ---------------------------------
                       Apartment                             Percent                             Percent
Market                   Homes        2002        2001       Change       2002        2001       Change
------                 ---------    --------    --------    --------    --------    --------    --------

Dallas                     6,626       90.8%       93.5%       -2.9%      $  830         850       -2.2%
Atlanta                    5,285       89.8%       93.0%       -3.4%         884         945       -6.4%
Austin                     2,797       92.9%       90.6%        2.5%         857         942       -9.0%
Houston                    1,117       92.9%       95.5%       -2.7%       1,069       1,048        2.0%
Indianapolis               1,752       93.4%       92.0%        1.4%         780         786       -0.8%
Kansas City                2,086       91.9%       92.6%       -0.8%         846         879       -3.7%
Chicago                    2,760       92.5%       92.9%       -0.5%       1,136       1,195       -5.0%
Denver                       414       83.8%       89.2%       -6.1%       1,168       1,183       -1.2%
                         -------      ------      ------      ------      ------      ------      ------

Total                     22,837       91.3%       92.8%       -1.6%      $  898         938       -4.2%
                         =======      ======      ======      ======      ======      ======      ======




















                                                     26


AMLI RESIDENTIAL                                                    SAME STORE COMMUNITIES - CONTINUED
                                                                       THREE MONTHS ENDED SEPTEMBER 30



REVENUES, EXPENSES AND NET OPERATING INCOME (a)
(dollars in thousands)
-----------------------------------------------


                          Revenues                      Expenses                 Net Operating Income
                ----------------------------  ---------------------------- -----------------------------
                                    Percent                       Percent                       Percent
Market            2002      2001    Change      2002      2001    Change      2002      2001    Change
------          --------  --------  --------  --------  --------  --------  --------  --------  --------

Dallas          $ 15,004    15,785     -4.9%     6,920     6,832      1.3%     8,084     8,953     -9.7%
Atlanta           12,595    13,931     -9.6%     4,973     4,933      0.8%     7,622     8,998    -15.3%
Austin             6,680     7,159     -6.7%     3,146     3,627    -13.3%     3,534     3,532      0.1%
Houston            3,327     3,353     -0.8%     1,415     1,408      0.5%     1,912     1,946     -1.7%
Indianapolis       3,823     3,805      0.5%     1,596     1,493      6.9%     2,227     2,311     -3.7%
Kansas City        4,866     5,094     -4.5%     1,799     1,877     -4.2%     3,068     3,217     -4.6%
Chicago            8,541     9,024     -5.3%     3,397     3,246      4.7%     5,144     5,778    -11.0%
Denver             1,215     1,310     -7.3%       491       479      2.6%       723       831    -12.9%
                --------  --------  --------  --------  --------  --------  --------  --------  --------

Total           $ 56,051    59,460     -5.7%    23,737    23,894     -0.7%    32,314    35,566     -9.1%
                ========  ========  ========  ========  ========  ========  ========  ========  ========





Notes:

     (a)   Information shown is Combined, including share of partnership communities at 100%.

     (b)   Represents average daily physical occupancy, which was changed from beginning of the month physical occupancy.

     (c)   Represents amounts collected for rent and other income.  Previously reported average rental rate per occupied unit.




                                                     27


AMLI RESIDENTIAL                                                                SAME STORE COMMUNITIES
                                                                        NINE MONTHS ENDED SEPTEMBER 30


PHYSICAL OCCUPANCY AND COLLECTED
REVENUES PER OCCUPIED UNIT (a)
--------------------------------
                                                                                Weighted Average
                                     Weighted Average Occupancy (b)          Collected Revenues (c)
                                   ---------------------------------   ---------------------------------
                       Apartment                             Percent                             Percent
Market                   Homes        2002        2001       Change       2002        2001       Change
------                 ---------    --------    --------    --------    --------    --------    --------

Dallas                     6,626       91.3%       92.6%       -1.3%      $  836         841       -0.7%
Atlanta                    5,285       90.0%       92.9%       -3.1%         897         940       -4.5%
Austin                     2,797       92.0%       88.4%        4.0%         874         961       -9.0%
Houston                    1,117       91.9%       94.4%       -2.7%       1,072       1,013        5.8%
Indianapolis               1,752       91.7%       88.8%        3.3%         777         785       -1.0%
Kansas City                2,086       91.5%       89.6%        2.2%         858         889       -3.5%
Chicago                    2,760       90.7%       93.6%       -3.1%       1,154       1,177       -2.0%
Denver                       414       85.9%       87.0%       -1.2%       1,165       1,206       -3.4%
                         -------      ------      ------      ------      ------      ------      ------

Total                     22,837       91.0%       91.7%       -0.7%      $  908         934       -2.8%
                         =======      ======      ======      ======      ======      ======      ======





















                                                     28


AMLI RESIDENTIAL                                                    SAME STORE COMMUNITIES - CONTINUED
                                                                        NINE MONTHS ENDED SEPTEMBER 30



REVENUES, EXPENSES AND NET OPERATING INCOME (a)
(dollars in thousands)
-----------------------------------------------


                          Revenues                      Expenses                 Net Operating Income
                ----------------------------  ----------------------------  ----------------------------
                                    Percent                       Percent                       Percent
Market            2002      2001    Change      2002      2001    Change      2002      2001    Change
------          --------  --------  --------  --------  --------  --------  --------  --------  --------

Dallas          $ 45,513    46,402     -1.9%    19,934    19,627      1.6%    25,579    26,775     -4.5%
Atlanta           38,433    41,524     -7.4%    14,183    14,641     -3.1%    24,251    26,883     -9.8%
Austin            20,232    21,377     -5.4%     8,973     9,708     -7.6%    11,259    11,669     -3.5%
Houston            9,890     9,628      2.7%     4,231     3,995      5.9%     5,658     5,633      0.4%
Indianapolis      11,212    11,030      1.7%     4,463     4,221      5.7%     6,749     6,809     -0.9%
Kansas City       14,751    14,940     -1.3%     5,265     5,308     -0.8%     9,487     9,632     -1.5%
Chicago           25,494    26,845     -5.0%     9,725     9,266      5.0%    15,769    17,579    -10.3%
Denver             3,728     3,906     -4.6%     1,210     1,323     -8.6%     2,518     2,583     -2.5%
                --------  --------  --------  --------  --------  --------  --------  --------  --------

Total           $169,254   175,652     -3.6%    67,984    68,090     -0.2%   101,270   107,563     -5.9%
                ========  ========  ========  ========  ========  ========  ========  ========  ========





     (a)  Information shown is Combined, including share of partnership communities at 100%.

     (b)  Represents average daily physical occupancy, which was changed from beginning of the month physical occupancy.

     (c)  Represents amounts collected for rent and other income.  Previously reported average rental rate per occupied unit.






                                                     29

AMLI RESIDENTIAL                                    SAME COMMUNITY
                                             RENTAL REVENUE GROWTH




The following graphs present monthly rental revenue for the first nine months of 2002 in black, compared to monthly rental revenue for the twelve months of 2001 in gray. Note that information shown is Combined, including partnership communities at 100%.


ALL PROPERTIES
--------------

ACT   JAN  FEB   MAR  APR   MAY  JUN   JUL  AUG   SEP  OCT   NOV  DEC
--------------------------------------------------------------------------
2001

2002
--------------------------------------------------------------------------

The Company experienced a reduction in rental revenue during the third quarter by 1.6% and in total revenue by 1% versus the second quarter of 2002. Neither sequential decline was unexpected given the disequilibrium of supply/demand factors being experienced in the multifamily sector. Both total and rental revenue have remained essentially flat through the first three quarters of 2002, although substantially below levels of a year ago. The third quarter has historically been the strongest quarter for leasing activity and thus rental revenue growth; unfortunately, during the past quarter this normal trend did not materialize.


DALLAS
------

ACT   JAN  FEB   MAR  APR   MAY  JUN   JUL  AUG   SEP  OCT   NOV  DEC
--------------------------------------------------------------------------
2001

2002
--------------------------------------------------------------------------

Dallas, which represented 27% of total revenue in the third quarter, showed deteriorating fundamentals as new supply and reduced demand impacted operations. Traffic was essentially flat quarter to quarter and year over year, but rental revenue declined by 2.3% for the nine months ended September 30, 2002 compared to a year ago, as concessions increased by 15%.

Market-wide absorption was negative for the quarter and occupancy dropped by 2.9% from a year earlier. Ft. Worth held up better than Dallas due to less supply. The DFW economy continued to be battered by telecom and high-tech layoffs as well as problems at American Airlines. Unemployment as of August 30, 2002 stood at 7%, down slightly from a peak of 7.5% in June. With 13,000 new units under construction, Dallas will struggle until the economic rebound starts to produce jobs.

AMLI RESIDENTIAL                                    SAME COMMUNITY
                                 RENTAL REVENUE GROWTH - CONTINUED


ATLANTA
-------

ACT  JAN   FEB   MAR  APR   MAY   JUN  JUL   AUG   SEP  OCT   NOV   DEC
--------------------------------------------------------------------------
2001

2002
--------------------------------------------------------------------------

Atlanta, which represented 22% of total revenue in the third quarter, experienced a continued decline in revenue over the second quarter but at a slower pace. Revenue, after dropping steadily since March, showed a slight pick up in September. Market wide, occupancies seem to have stabilized and the growth in the magnitude of concessions has also slowed. Unfortunately, with 13,000 new units still in the pipeline, the Atlanta market will continue to be under pressure, especially those stabilized communities that compete with new lease-ups. Given that Atlanta experienced some job growth during the first nine months, there is reason to believe that even if the market has not hit bottom, its fall has slowed.


CHICAGO
-------

ACT  JAN   FEB   MAR  APR   MAY   JUN  JUL   AUG   SEP  OCT   NOV   DEC
--------------------------------------------------------------------------
2001

2002
--------------------------------------------------------------------------

Chicago, which represented 15% of total revenue for the quarter, slipped slightly (0.8%) versus the second quarter after showing increased revenue in the first two quarters. Two factors continue to impact Chicago - the highest level of move-outs due to home purchases (33% during the quarter) and a very weak economy. Traffic has fallen every month since March, dropping 14.8% from this year's second quarter. With continuing job layoffs creating a fear of a long delayed recovery or double dip recession in Chicago, future occupancy gains will be made only at the expense of effective rent.


AUSTIN
------

ACT  JAN   FEB   MAR  APR   MAY   JUN  JUL   AUG   SEP  OCT   NOV   DEC
--------------------------------------------------------------------------
2001

2002
--------------------------------------------------------------------------

Austin, which represented 12% of total revenue for the quarter, continued to experience revenue deterioration, albeit at a slower pace. Total revenue declined by 0.5% from the second quarter after a 1.9% decline from the first to the second quarter. This improvement was created by a 1.6% occupancy increase and deceleration in the growth of concessions. After increasing 17.6% in the second quarter, concessions increased only 2.7%. Austin also experienced its first positive job growth (1,600 jobs on a trailing twelve month non-seasonally adjusted basis). During the third quarter, Austin experienced positive absorption of new units, but with 11,000 units still under construction, future improvements in collected revenue will depend on a continued improvement in the economy.

AMLI RESIDENTIAL                                    SAME COMMUNITY
                                 RENTAL REVENUE GROWTH - CONTINUED


KANSAS CITY
-----------

ACT  JAN   FEB   MAR  APR   MAY   JUN  JUL   AUG   SEP  OCT   NOV   DEC
--------------------------------------------------------------------------
2001

2002
--------------------------------------------------------------------------

Kansas City, which represented 9% of total revenue during the third quarter, experienced a 2.7% decrease in rental revenue from the second quarter, after a 2.3% increase from the first to the second quarter. The economy in Kansas City has slowed, reversing job growth over the past ten months. September's BLS numbers showed a year over year loss of 5,400 jobs and a continued increase in the unemployment rate. At the same time, the market is still trying to absorb a large amount of new supply introduced in the past 9-12 months. Occupancy declined to 91.9% in the quarter from 93.2% in the second quarter and 92.6% a year ago. Going forward, while multifamily permits have flattened and are down from a year ago, without job growth, absorption of new units will be a challenge.


INDIANAPOLIS
------------

ACT  JAN   FEB   MAR  APR   MAY   JUN  JUL   AUG   SEP  OCT   NOV   DEC
--------------------------------------------------------------------------
2001

2002
--------------------------------------------------------------------------

Indianapolis, which represented 7% of total revenue during the quarter, showed a sequential increase of 2.6% in total revenue. Occupancy for competing properties in the Indianapolis area was 90.4% versus the Company's 93.4%. Concessions were reduced by 18% versus the second quarter, a positive sign. Although annualized permits have trended up over the past nine months, a little job growth should keep this market in balance.


HOUSTON
-------

ACT  JAN   FEB   MAR  APR   MAY   JUN  JUL   AUG   SEP  OCT   NOV   DEC
--------------------------------------------------------------------------
2001

2002
--------------------------------------------------------------------------

Houston, which represented 6% of total revenue during the third quarter, continued to experience revenue growth, albeit at a slowing pace. After maintaining strong job growth through most of 2001, Houston began to lose jobs during the first two quarters of 2002 while staying relatively flat in the third quarter when measured on a year over year basis. Additionally, new construction is heavily concentrated within the 610 Loop submarket, which contains three of our four Same Store communities. Market wide, Houston metro experienced negative absorption during the quarter. Relatively moderate new supply (7,000+ units) over the next twelve months may be the saving grace for this market if job growth remains flat. However, if job losses begin to persist, this market could follow the same decline in revenue experienced in some of our other markets.

AMLI RESIDENTIAL                                    SAME COMMUNITY
                                 RENTAL REVENUE GROWTH - CONTINUED


DENVER
------

ACT  JAN   FEB   MAR  APR   MAY   JUN  JUL   AUG   SEP  OCT   NOV   DEC
--------------------------------------------------------------------------
2001

2002
--------------------------------------------------------------------------

Denver, which represented 2% of total revenue during the third quarter, continued to be much challenged due to the combination of weak job growth and too much supply. Average occupancies in "A" (1990+) product in the Company's three submarkets averaged below 90% for the quarter. With 5,000-7,000 new units still in the pipeline, over 3% of stabilized inventory, continued weak job growth and a reasonably high amount of home purchases, Denver will be challenged to merely maintain current levels of revenues.


AMLI RESIDENTIAL                                                                     COMPONENTS OF NOI
                                                                       THREE MONTHS ENDED SEPTEMBER 30
                                                                                (Dollars in thousands)


                                                                                Partnership Communities
                      Wholly-Owned Communities (a)      Combined (g)(h)                 at 100%
                      ---------------------------- -------------------------- --------------------------
                                          Percent                    Percent                    Percent
                          2002     2001   Change     2002     2001   Change     2002     2001   Change
                        -------- -------- -------- -------- -------- -------- -------- -------- --------

REVENUES
Same store
 communities (a). . . .   23,797   25,172    -5.5%   34,168   36,190    -5.6%   32,255   34,288    -5.9%
New communities (b) . .        0        0     0.0%      749      737     1.7%    2,641    2,584     2.2%
Communities under
 development and
 lease-up . . . . . . .       55        0     0.0%      787      202   289.9%    2,922      806   262.6%
Acquisition
 communities (c). . . .    3,529    2,266    55.7%    5,243    3,218    62.9%    3,825    1,469   160.5%
Communities sold/
 contributed to
 ventures (d) . . . . .      570    1,682   -66.1%      607    2,123   -71.4%    1,165    3,032   -61.6%
                        -------- -------- -------- -------- -------- -------- -------- -------- --------

                          27,950   29,120    -4.0%   41,554   42,469    -2.2%   42,807   42,178     1.5%
                        ======== ======== ======== ======== ======== ======== ======== ======== ========

EXPENSES
Same store
 communities (a). . . .   10,418   10,483    -0.6%   14,716   14,808    -0.6%   13,319   13,411    -0.7%
New communities (b) . .        0        0     0.0%      274      260     5.3%      954      907     5.2%
Communities under
 development and
 lease-up . . . . . . .      124        0     0.0%      532      159   235.0%    1,632      625   161.2%
Acquisition
 communities (c). . . .    1,488      924    61.0%    2,170    1,262    71.9%    1,525      522   192.2%
Communities sold/
 contributed to
 ventures (d) . . . . .      294      744   -60.4%      305      970   -68.5%      543    1,532   -64.6%
                        -------- -------- -------- -------- -------- -------- -------- -------- --------

                          12,325   12,150     1.4%   17,997   17,459     3.1%   17,973   16,997     5.7%
                        ======== ======== ======== ======== ======== ======== ======== ======== ========



                                                     34




AMLI RESIDENTIAL                                                         COMPONENTS OF NOI - CONTINUED
                                                                       THREE MONTHS ENDED SEPTEMBER 30
                                                                                (Dollars in thousands)



                                                                                Partnership Communities
                      Wholly-Owned Communities (a)      Combined (g) (h)                at 100%
                      ---------------------------- -------------------------- --------------------------
                                          Percent                    Percent                    Percent
                          2002     2001   Change     2002     2001   Change     2002     2001   Change
                        -------- -------- -------- -------- -------- -------- -------- -------- --------

NET OPERATING INCOME
Same store
 communities (a). . . .   13,378   14,689    -8.9%   19,452   21,382    -9.0%   18,936   20,877    -9.3%
New communities (b) . .        0        0     0.0%      475      477    -0.3%    1,687    1,677     0.6%
Communities under
 development and
 lease-up . . . . . . .      -70        0     0.0%      255       43   492.4%    1,289      181   612.4%
Acquisition
 communities (c). . . .    2,041    1,342    52.1%    3,072    1,956    57.1%    2,300      947   143.0%
Communities sold/
 contributed to
 ventures (d) . . . . .      276      938   -70.6%      302    1,153   -73.8%      622    1,500   -58.5%
                        -------- -------- -------- -------- -------- -------- -------- -------- --------
                          15,626   16,970    -7.9%   23,556   25,011    -5.8%   24,834   25,182    -1.4%
                        ======== ======== ========                   ======== ======== ======== ========

Cash flow preference
 and operating
 promote (e). . . . . .                                 720      563
                                                   -------- --------
   COMPANY'S SHARE OF
     NOI (f). . . . . .                              24,277   25,573

COMPANY'S SHARE OF
  OTHER, NET. . . . . .                                -118      -84
                                                   -------- --------
COMPANY'S SHARE OF
  COMMUNITIES' EBITDA .                              24,159   25,489
                                                   ======== ========

COMPANY'S PERCENTAGE
 OF PARTNERSHIPS' NOI:
Before cash flow
 preferences (e). . . .                               31.9%    31.9%
Including cash flow
 preferences and
 other (f). . . . . . .                               34.8%    34.2%
                                                   ======== ========

                                                     35




AMLI RESIDENTIAL                                                         COMPONENTS OF NOI - CONTINUED
                                                                       THREE MONTHS ENDED SEPTEMBER 30
                                                                                (Dollars in thousands)




Notes:

     (a)   Includes communities that were sold and reported as Discontinued Operations in the
           Company's Statements of Operations.

     (b)   Same store communities are communities that have had stabilized operations and were owned by the Company as of January 1, 2001.

     (c)   New communities are communities that were developed by the Company and began stabilized operations after January 1, 2001.

     (d)   Acquisition communities are communities having stabilized operations that were acquired by the Company after January 1, 2001.

     (e)   Reflects operations through the date of sale.  Prior to the date of contribution of the community to a joint venture, the operating results of such communities were disclosed under wholly-owned communities.

     (f)   The terms of certain partnership agreements provide that the Company is entitled to an additional share of such partnership's NOI in addition to the Company's proportionate ownership percentage.  See page 40.

     (g)   Based on Company's ownership share of each partnership's NOI.  Reflect only property operations.
           Excludes other items of partnership operations such as interest income on invested funds, legal, accounting, audit and other costs of partnership administration, including asset management fees paid to the Company.  See page 40.

     (h)   Company's 100% interest in wholly-owned communities plus the Company's share of partnership communities.














                                                     36


AMLI RESIDENTIAL                                                                     COMPONENTS OF NOI
                                                                        NINE MONTHS ENDED SEPTEMBER 30
                                                                                (Dollars in thousands)


                                                                                Partnership Communities
                      Wholly-Owned Communities (a)      Combined (g) (h)                at 100%
                      ---------------------------- -------------------------- --------------------------
                                          Percent                    Percent                    Percent
                          2002     2001   Change     2002     2001   Change     2002     2001   Change
                        -------- -------- -------- -------- -------- -------- -------- -------- --------

REVENUES
Same store
 communities (a). . . .   72,317   74,058    -2.4%  103,481  106,701    -3.0%   96,937  101,594    -4.6%
New communities (b) . .        0        0     0.0%    2,247    2,062     9.0%    7,911    7,180    10.2%
Communities under
 development and
 lease-up . . . . . . .       56        0     0.0%    1,751      336   420.3%    6,741    1,344   401.5%
Acquisition
 communities (c). . . .    9,919    3,853   157.4%   13,796    6,356   117.1%    7,845    3,863   103.1%
Communities sold/
 contributed to
 ventures (d) . . . . .    3,098    8,367   -63.0%    3,526   10,472   -66.3%    5,557   10,822   -48.6%
                        -------- -------- -------- -------- -------- -------- -------- -------- --------

                          85,390   86,278    -1.0%  124,801  125,929    -0.9%  124,991  124,803     0.2%
                        ======== ======== ======== ======== ======== ======== ======== ======== ========

EXPENSES
Same store
 communities (a). . . .   29,408   29,653    -0.8%   41,882   42,104    -0.5%   38,576   38,437     0.4%
New communities (b) . .        0        0     0.0%      797      729     9.3%    2,787    2,590     7.6%
Communities under
 development and
 lease-up . . . . . . .      189        0     0.0%    1,139      313   263.2%    3,787    1,243   204.7%
Acquisition
 communities (c). . . .    4,131    1,387   197.8%    5,614    2,271   147.3%    2,949    1,363   116.3%
Communities sold/
 contributed to
 ventures (d) . . . . .    1,322    3,447   -61.6%    1,515    4,288   -64.7%    2,561    4,830   -47.0%
                        -------- -------- -------- -------- -------- -------- -------- -------- --------

                          35,050   34,487     1.6%   50,947   49,706     2.5%   50,660   48,463     4.5%
                        ======== ======== ======== ======== ======== ======== ======== ======== ========



                                                     37




AMLI RESIDENTIAL                                                         COMPONENTS OF NOI - CONTINUED
                                                                        NINE MONTHS ENDED SEPTEMBER 30
                                                                                (Dollars in thousands)


                                                                                Partnership Communities
                      Wholly-Owned Communities (a)      Combined (g) (h)                at 100%
                      ---------------------------- -------------------------- --------------------------
                                          Percent                    Percent                    Percent
                          2002     2001   Change     2002     2001   Change     2002     2001   Change
                        -------- -------- -------- -------- -------- -------- -------- -------- --------

NET OPERATING INCOME
Same store
 communities (a). . . .   42,909   44,405    -3.4%   61,599   64,597    -4.6%   58,361   63,157    -7.6%
New communities (b) . .        0        0     0.0%    1,450    1,333     8.8%    5,124    4,590    11.6%
Communities under
 development and
 lease-up . . . . . . .     -133        0     0.0%      612       23  2563.6%    2,954      101  2821.3%
Acquisition
 communities (c). . . .    5,788    2,466   134.7%    8,182    4,085   100.3%    4,896    2,500    95.9%
Communities sold/
 contributed to
 ventures (d) . . . . .    1,776    4,920   -63.9%    2,011    6,185   -67.5%    2,996    5,992   -50.0%
                        -------- -------- -------- -------- -------- -------- -------- -------- --------
                          50,340   51,791    -2.8%   73,854   76,223    -3.1%   74,331   76,340    -2.6%
                        ======== ======== ========                   ======== ======== ======== ========

Cash flow preference
 and operating
 promote (e). . . . . .                               2,257    1,665
                                                   -------- --------
   COMPANY'S SHARE OF
     NOI (f). . . . . .                              76,111   77,888

COMPANY'S SHARE OF
  OTHER, NET. . . . . .                                -114       69
                                                   -------- --------
COMPANY'S SHARE OF
  COMMUNITIES' EBITDA .                              75,997   77,957
                                                   ======== ========

COMPANY'S PERCENTAGE
 OF PARTNERSHIPS' NOI:
Before cash flow
 preferences (e). . . .                               31.6%    32.0%
Including cash flow
 preferences and
 other (f). . . . . . .                               34.7%    34.2%
                                                   ======== ========


                                                     38




AMLI RESIDENTIAL                                                         COMPONENTS OF NOI - CONTINUED
                                                                        NINE MONTHS ENDED SEPTEMBER 30
                                                                                (Dollars in thousands)




Notes:

     (a)   Includes communities that were sold and reported as Discontinued Operations in the
           Company's Statements of Operations.

     (b)   Same store communities are communities that have had stabilized operations and were owned by the
           Company as of January 1, 2001.

     (c)   New communities are communities that were developed by the Company and began stabilized operations after January 1, 2001.

     (d)   Acquisition communities are communities having stabilized operations that were acquired by the Company after January 1, 2001.

     (e)   Reflects operations through the date of sale.  Prior to the date of contribution of the community to a joint venture, the operating results of such communities were disclosed under wholly-owned communities.

     (f)   The terms of certain partnership agreements provide that the Company is entitled to an additional share of such partnership's NOI in addition to the Company's proportionate ownership percentage.  See page 40.

     (g)   Based on Company's ownership share of each partnership's NOI.  Reflect only property operations.
           Excludes other items of partnership operations such as interest income on invested funds, legal, accounting, audit and other costs of partnership administration, including asset management fees paid to the Company.  See page 40.

     (h)   Company's 100% interest in wholly-owned communities plus the Company's share of partnership communities.














                                                     39

AMLI RESIDENTIAL                        CO-INVESTMENT COMPENSATION
                                            (Dollars in thousands)



                                                Three Months Ended
                                                   September 30,
                                             -----------------------
                                                 2002        2001
                                              ----------  ----------
FEE INCOME (a)

Acquisition fees (a). . . . . . . . . . . . . $    --          --
Asset management fees (b) . . . . . . . . . .        112         132
Disposition fees (c). . . . . . . . . . . . .        403         234
Debt/equity placement fees. . . . . . . . . .      --          --
Development fees (a). . . . . . . . . . . . .        579         657
Promoted interest from sales and other. . . .      --          1,796
                                              ----------  ----------
                                                   1,094       2,819
                                              ----------  ----------
SHARE OF CASH FLOW (d)

Promoted interest from operating cash flow. .        185          29
Cash flow preferences (e) . . . . . . . . . .        535         534
                                              ----------  ----------
                                                     720         563
                                              ----------  ----------

    TOTAL . . . . . . . . . . . . . . . . . . $    1,814       3,381
                                              ==========  ==========


                                                 Nine Months Ended
                                                  September 30,
                                             -----------------------
                                                 2002        2001
                                              ----------  ----------
FEE INCOME (a)

Acquisition fees (a). . . . . . . . . . . . . $      401         118
Asset management fees (b) . . . . . . . . . .        359         416
Disposition fees (c). . . . . . . . . . . . .        642         234
Debt/equity placement fees. . . . . . . . . .      --            112
Development fees (a). . . . . . . . . . . . .      1,539       1,196
Promoted interest from sales and other. . . .        110       1,796
                                              ----------  ----------
                                                   3,051       3,872
                                              ----------  ----------
SHARE OF CASH FLOW (d)

Promoted interest from operating cash flow. .        461          82
Cash flow preferences (e) . . . . . . . . . .      1,796       1,583
                                              ----------  ----------
                                                   2,257       1,665
                                              ----------  ----------

    TOTAL . . . . . . . . . . . . . . . . . . $    5,308       5,537
                                              ==========  ==========

AMLI RESIDENTIAL            CO-INVESTMENT COMPENSATION - CONTINUED
                                            (Dollars in thousands)



Notes:

     (a) Acquisition, debt/equity placement and development fees are shown net of elimination of Company's share. Property management, construction and certain asset management fees are earned by the Company's subsidiaries. See page 42.

     (b) Asset management fees are shown at 100%. The Company's share of partnerships' EBITDA is reduced by its share of this fee.

     (c) Disposition fees are shown at 100% as reported gains on sale have been reduced for this cost.

     (d)   See pages 34 and 37.

     (e) The Company receives compensation from certain partnerships in the form of a preferential distribution of cash flow.

AMLI RESIDENTIAL           SERVICE COMPANIES FINANCIAL INFORMATION
                                            (Dollars in thousands)



COMBINED CONDENSED STATEMENTS OF OPERATIONS
-------------------------------------------

                                                Three Months Ended
                                                   September 30,
                                             -----------------------
                                                 2002        2001
                                              ----------  ----------

REVENUES
Property management fees (a). . . . . . . . . $    2,716       2,665
General contractor revenues, net (b). . . . .        570         912
Gross profit - corporate homes (c). . . . . .        522         534
Other income. . . . . . . . . . . . . . . . .        136         181
                                              ----------  ----------
                                                   3,944       4,292
                                              ----------  ----------
OPERATING EXPENSES
Property management . . . . . . . . . . . . .      2,318       2,750
Corporate homes . . . . . . . . . . . . . . .        246         260
General contractor. . . . . . . . . . . . . .        517         563
Other expenses. . . . . . . . . . . . . . . .      --          --
                                              ----------  ----------
                                                   3,081       3,573
                                              ----------  ----------

EBITDA. . . . . . . . . . . . . . . . . . . .        863         719

Gain (loss) on land sales . . . . . . . . . .       (165)      --

Interest expense. . . . . . . . . . . . . . .       (478)       (508)
Depreciation and amortization . . . . . . . .       (663)       (765)
Taxes . . . . . . . . . . . . . . . . . . . .        169         202
                                              ----------  ----------

NET INCOME (LOSS) . . . . . . . . . . . . . .       (274)       (352)

Eliminations, interest and other. . . . . . .         10         (80)
                                              ----------  ----------

SHARE OF INCOME (LOSS) FROM THE
  SERVICE COMPANIES (d) . . . . . . . . . . . $     (264)       (433)
                                              ==========  ==========


Notes:

     (a)   Includes a 3% fee from wholly-owned communities.

     (b) General contractor revenues are shown net of gross billings and payments to subcontractors.

     (c) Gross revenues from customers less payments to communities and cost of sales.

     (d)   See Company's Consolidated Statements of Operations.

AMLI RESIDENTIAL           SERVICE COMPANIES FINANCIAL INFORMATION
                                            (Dollars in thousands)



COMBINED CONDENSED STATEMENTS OF OPERATIONS
-------------------------------------------

                                                 Nine Months Ended
                                                   September 30,
                                             -----------------------
                                                 2002        2001
                                              ----------  ----------

REVENUES
Property management fees (a). . . . . . . . . $    8,109       7,696
General contractor revenue, net (b) . . . . .      1,807       2,129
Gross profit - corporate homes (c). . . . . .      1,267       1,267
Other income. . . . . . . . . . . . . . . . .        524         323
                                              ----------  ----------
                                                  11,707      11,415
                                              ----------  ----------
OPERATING EXPENSES
Property management . . . . . . . . . . . . .      7,273       7,406
Corporate homes . . . . . . . . . . . . . . .        741         736
General contractor. . . . . . . . . . . . . .      1,584       1,580
Other expenses. . . . . . . . . . . . . . . .      --          --
                                              ----------  ----------
                                                   9,598       9,722
                                              ----------  ----------

EBITDA. . . . . . . . . . . . . . . . . . . .      2,109       1,693

Gain (loss) on land sales . . . . . . . . . .       (242)        194

Interest expense. . . . . . . . . . . . . . .     (1,351)     (1,486)
Depreciation and amortization . . . . . . . .     (2,133)     (1,978)
Taxes . . . . . . . . . . . . . . . . . . . .        614         599
                                              ----------  ----------

NET INCOME (LOSS) . . . . . . . . . . . . . .     (1,003)       (978)

Eliminations, interest and other. . . . . . .        (87)        (44)
                                              ----------  ----------

SHARE OF INCOME (LOSS) FROM
  SERVICE COMPANIES (d) . . . . . . . . . . . $   (1,090)     (1,022)
                                              ==========  ==========


Notes:

     (a)   Includes a 3% fee from wholly-owned communities.

     (b) General contractor revenues are shown net of gross billings and payments to subcontractors.

     (c) Gross revenues from customers less payments to communities and cost of sales.

     (d)   See Company's Consolidated Statements of Operations.

AMLI RESIDENTIAL           SERVICE COMPANIES FINANCIAL INFORMATION
                                            (Dollars in thousands)


COMBINED CONDENSED FINANCIAL POSITION
-------------------------------------
                                            Sept. 30,   December 31,
                                              2002         2001
                                            ----------  ------------

ASSETS:
Receivables (a) . . . . . . . . . . . . .   $   11,621         9,136
Land held for sale (b). . . . . . . . . .       14,004         4,951
Building and equipment, net (c) . . . . .       11,116        10,847
Other (d) . . . . . . . . . . . . . . . .       10,289         9,911
                                            ----------    ----------

    TOTAL ASSETS. . . . . . . . . . . . .   $   47,030        34,845
                                            ==========    ==========

LIABILITIES
Due to the Company. . . . . . . . . . . .   $   29,928        17,311
Bank debt . . . . . . . . . . . . . . . .       14,000        14,000
Other . . . . . . . . . . . . . . . . . .        5,621         5,733
                                            ----------    ----------
    TOTAL LIABILITIES . . . . . . . . . .   $   49,549        37,044
                                            ==========    ==========

EQUITY (DEFICIT). . . . . . . . . . . . .   $   (2,519)       (2,199)

Eliminations and other. . . . . . . . . .         (690)           49
Due to Company (above). . . . . . . . . .       29,928        17,311
                                            ----------    ----------
Investment in and receivables from
  the Service Companies . . . . . . . . .   $   26,719        15,161
                                            ==========    ==========

Notes:

     (a)   Primarily fee income from affiliates.

     (b)   Represents non-apartment land holdings:

                                              Number of     Carrying
                                                Acres         Value
                                              ---------     ---------
            Prairie Lakes, Carmel, IN . .          120       $ 7,641
            Fossil Lakes, Fort Worth, TX.           34         5,170
            Park Bridge, Atlanta, GA. . .            3         1,193
                                                   ---       -------
                                                   157       $14,004
                                                   ===       =======

     (c) Includes $8,251 in net capitalized computer hardware and software costs, of which approximately $6,500 (including $800 of internal costs) were incurred in 2001. Amounts are generally amortized over five years.

     (d)   Represented by:

            Cash. . . . . . . . . . . . . . . . . . . .      $ 3,874
            Investments in partnerships . . . . . . . .        2,988
            Land held for development . . . . . . . . .          966
            Deferred income tax . . . . . . . . . . . .        1,298
            Unamortized goodwill. . . . . . . . . . . .          668
            Other . . . . . . . . . . . . . . . . . . .          495
                                                             -------
                                                             $10,289
                                                             =======


AMLI RESIDENTIAL                                                                STABILIZED COMMUNITIES
                                                                                    September 30, 2002

                                                                                    Percent
                     AMLI's                                              Number of    of
                     Ownership                       Year        Year    Apartment Portfolio  Components
Market/Community     Percentage Location           Acquired   Completed    Homes      (a)     of NOI
----------------     ---------- --------           ---------- ---------  --------- ---------  ----------

DALLAS/
FT. WORTH, TX
-------------
AMLI:
 at Bent Tree        100%       Dallas, TX               1997 1996/2000        500            Same Store
 at Bishop's Gate    100%       Plano, TX                1997      1997        266            Same Store
 at Breckinridge
  Point               45%       Richardson, TX           2000      1999        440            Same Store
 at Bryan Place       48%       Dallas, TX               2002      1999        420            Acquisition
                                                                                              Community
 at Chase Oaks       100%       Plano, TX                1994      1986        250            Same Store
 at Deerfield         25%       Plano, TX           Developed      2000        240            Same Store
 at Fossil Creek      25%       Ft. Worth, TX       Developed      1998        384            Same Store
 on Frankford         45%       Dallas, TX               2000      1998        582            Same Store
 on the Green        100%       Ft. Worth, TX            1994   1990/93        424            Same Store
 at Nantucket        100%       Dallas, TX               1988      1986        312            Same Store
 of North Dallas     100%       Dallas, TX            1989/90   1985/86      1,032            Same Store
 at Oak Bend          40%       Dallas, TX               1999      1997        426            Same Store
 on the Parkway       25%       Dallas, TX          Developed      1999        240            Same Store
 at Prestonwood
  Hills               45%       Dallas, TX               1999      1997        272            Same Store
 at Shadow Ridge     100%       Flower Mound, TX         2001      2000        222            Acquisition
                                                                                              Community
 at Stonebridge
  Ranch              100%       McKinney, TX             2001      2001        250            Acquisition
                                                                                              Community
 on Timberglen        40%       Dallas, TX               1990      1985        260            Same Store
 Upper West Side     100%       Ft. Worth, TX            2002      2001        194            Acquisition
                                                                                              Community
 at Valley Ranch     100%       Irving, TX               1990      1985        460            Same Store
 at Verandah          35%       Arlington, TX            1997   1986/91        538            Same Store
                                                                            ------    ------
                                                                             7,712     28.1%
                                                                            ------    ------




                                                     45




AMLI RESIDENTIAL                                                    STABILIZED COMMUNITIES - CONTINUED
                                                                                (Dollars in thousands)


                                                                                    Percent
                     AMLI's                                              Number of    of
                     Ownership                       Year        Year    Apartment Portfolio  Components
Market/Community     Percentage Location           Acquired   Completed    Homes      (a)     of NOI
----------------     ---------- --------           ---------- ---------  --------- ---------  ----------
ATLANTA, GA
------------
AMLI:
 at Barrett Lakes     35%       Kennesaw, GA        Developed      1997        446            Same Store
 at Clairmont        100%       Atlanta, GA              1988      1988        288            Same Store
 at Killian Creek    100%       Snellville, GA      Developed      1999        256            Same Store
 at Lost Mountain     75%       Paulding County,
                                GA                  Developed      2000        164            Same Store
 at Mill Creek        25%       Gwinnett County, GA Developed      2001        400            New Community
 at Northwinds        35%       Alpharetta, GA      Developed      1999        800            Same Store
 at Park Bridge       25%       Alpharetta, GA      Developed      2000        352            New Community
 at Park Creek       100%       Gainesville, GA     Developed      1998        200            Same Store
 at Peachtree City    20%       Fayette County, GA  Developed      1998        312            Same Store
 at River Park        40%       Norcross, GA        Developed      1997        222            Same Store
 at Spring Creek     100%       Atlanta, GA         Developed   1985/86
                                                                 /87/89      1,180            Same Store
 at Towne Creek      100%       Gainesville, GA     Developed      1989        150            Same Store
 at Vinings          100%       Smyrma, GA            1992/97      1985        360            Same Store
 at West Paces       100%       Atlanta, GA              1993      1992        337            Same Store
 at Willeo Creek      30%       Roswell, GA              1995      1989        242            Same Store
 at Windward Park     45%       Alpharetta, GA           1999      1999        328            Same Store
                                                                            ------    ------
                                                                             6,037     22.0%
                                                                            ------    ------

CHICAGO, IL
-----------
AMLI:
 at Chevy Chase       33%       Buffalo Grove, IL        1996      1988        592            Same Store
 at Danada Farms      10%       Wheaton, IL              1997   1989/91        600            Same Store
 at Fox Valley        25%       Aurora, IL          Developed      1998        272            Same Store
 at Oakhurst North    25%       Aurora, IL          Developed      2000        464            Same Store
 at Osprey Lake       69%       Gurnee, IL               2001   1997/99        483            Acquisition
                                                                                              Community
 at Poplar Creek     100%       Schaumburg, IL           1997      1985        196            Same Store
 at St. Charles       25%       St. Charles, IL     Developed      2000        400            Same Store
 at Windbrooke        15%       Buffalo Grove, IL        1995      1987        236            Same Store
                                                                            ------    ------
                                                                             3,243     11.8%
                                                                            ------    ------



                                                     46




AMLI RESIDENTIAL                                                    STABILIZED COMMUNITIES - CONTINUED
                                                                                (Dollars in thousands)


                                                                                    Percent
                     AMLI's                                              Number of    of
                     Ownership                       Year        Year    Apartment Portfolio  Components
Market/Community     Percentage Location           Acquired   Completed    Homes      (a)     of NOI
----------------     ---------- --------           ---------- ---------  --------- ---------  ----------
AUSTIN, TX
----------
AMLI:
 in Great Hills      100%       Austin, TX               1991      1985        344            Same Store
 at Lantana Ridge    100%       Austin, TX               1997      1997        354            Same Store
 at Monterey Oaks     25%       Austin, TX          Developed      2000        430            Same Store
 at Scofield Ridge    45%       Austin, TX               2000      2000        487            Same Store
 at StoneHollow      100%       Austin, TX               2000      1997        606            Same Store
 at Wells Branch      25%       Austin, TX          Developed      1999        576            Same Store
                                                                            ------    ------
                                                                             2,797     10.2%
                                                                            ------    ------

KANSAS CITY, KS
---------------
AMLI:
 at Centennial Park  100%       Overland Park, KS        1998      1997        170            Same Store
 Creekside            25%       Overland Park, KS   Developed      2000        224            Same Store
 at Lexington Farms  100%       Overland Park, KS        1998      1998        404            Same Store
 at Regents Center   100%       Overland Park, KS        1994   1991/95
                                                                    /97        424            Same Store
 at Regents Crest     25%       Overland Park, KS        1997 1997/2000        476            Same Store
 at Summit Ridge      30%       Lees Summit, MO     Developed      2001        432            New Community
 at Town Center      100%       Overland Park, KS        1997      1997        156            Same Store
 at Wynnewood Farms   25%       Overland Park, KS   Developed      2000        232            Same Store
                                                                            ------    ------
                                                                             2,518      9.2%
                                                                            ------    ------

INDIANAPOLIS, IN
----------------
AMLI:
 at Castle Creek      40%       Indianapolis, IN    Developed      2000        276            New Community
 at Conner Farms     100%       Fishers, IN              1997      1993        300            Same Store
 at Eagle Creek      100%       Indianapolis, IN         1998      1998        240            Same Store
 at Lake Clearwater   25%       Indianapolis, IN    Developed      1999        216            Same Store
 at Riverbend        100%       Indianapolis, IN      1992/93   1983/85        996            Same Store
 on Spring Mill
  (residual)          20%       Carmel, IN               1999      1999        400            Other
                                                                            ------    ------
                                                                             2,428      8.8%
                                                                            ------    ------

                                                     47




AMLI RESIDENTIAL                                                    STABILIZED COMMUNITIES - CONTINUED
                                                                                (Dollars in thousands)


                                                                                    Percent
                     AMLI's                                              Number of    of
                     Ownership                       Year        Year    Apartment Portfolio  Components
Market/Community     Percentage Location           Acquired   Completed    Homes      (a)     of NOI
----------------     ---------- --------           ---------- ---------  --------- ---------  ----------
HOUSTON, TX
-----------
AMLI:
 at the Medical
  Center             100%       Houston, TX              2001      2000        334            Acquisition
                                                                                              Community
 Midtown              45%       Houston, TX              2000      1998        419            Same Store
 Towne Square         45%       Houston, TX              2000      1999        380            Same Store
 at Western Ridge    100%       Houston, TX              2000      2000        318            Same Store
                                                                            ------    ------
                                                                             1,451      5.3%
                                                                            ------    ------
DENVER, CO
----------
AMLI:
 at Lowry Estates     50%       Denver, CO               2000      2000        414            Same Store
 at Gateway Park     100%       Denver, CO               2000      2000        328            Acquisition
                                                                                              Community
 at Park Meadows      25%       Littleton, CO            2002      2001        518            Acquisition
                                                                            ------    ------  Community
                                                                             1,260      4.6%
                                                                            ------    ------
TOTAL                                                                       27,446    100.0%
                                                                            ======    ======


Note:

     (a)   Based on number of apartment homes.











                                                     48


AMLI RESIDENTIAL                                                                   DEVELOPMENT SUMMARY
                                                                                    September 30, 2002
                                                                                (Dollars in thousands)


                                        Number
                               Percen-   of     Con-            Anti-   Anti-   Number of
                               tage of  Apart-  struc-  First   pated   pated   Apartment Percent  Percent
                               Owner-   ment    tion    Units   Comple- Stabil-   Homes   Complete Leased
Market/Community  Submarket    ship     Homes  Started Occupied tion    ization Delivered   (a)      (b)
----------------  ---------    -------  ------ ------- -------- ------- ------- --------- -------- -------
ATLANTA, GA
-----------
AMLI:
 at Kedron
  Village         Peachtree
                  City, GA         20%     216   3Q/00    3Q/01   2Q/02   4Q/02       216     100%     90%
 at Milton Park   Alpharetta,
                  GA               25%     461   4Q/00    1Q/02   1Q/03   4Q/03       241      75%     42%
 at Barrett Walk  Kennesaw, GA     25%     310   4Q/01    3Q/02   2Q/03   1Q/04        34      53%     15%

HOUSTON, TX
-----------
AMLI at
 Kings Harbor     Lake Houston,
                  TX               25%     300   2Q/00    1Q/01   4Q/01   4Q/02       300     100%     86%

AUSTIN, TX
----------
AMLI Downtown
 Austin, Block,
 Block 20         Austin, TX      100%     220   2Q/02    1Q/04   3Q/04   4Q/04        --      12%      NA

KANSAS CITY, KS
---------------
AMLI at
 Cambridge Square Overland Park,
                  KS               30%     408   3Q/00    3Q/01   2Q/02   2Q/03       408     100%     69%

INDIANAPOLIS, IN
----------------
AMLI Carmel
 Center           Carmel, IN      100%     322   2Q/01    2Q/02   2Q/03   4Q/03       138      74%     18%





                                                     49




AMLI RESIDENTIAL                                                       DEVELOPMENT SUMMARY - CONTINUED
                                                                                (Dollars in thousands)



                                        Number
                               Percen-   of     Con-            Anti-   Anti-   Number of
                               tage of  Apart-  struc-  First   pated   pated   Apartment Percent  Percent
                               Owner-   ment    tion    Units   Comple- Stabil-   Homes   Complete Leased
Market/Community  Submarket    ship     Homes  Started Occupied tion    ization Delivered   (a)      (b)
----------------  ---------    -------  ------ ------- -------- ------- ------- --------- -------- -------

CHICAGO, IL
-----------
AMLI at
 Seven Bridges    Woodridge, IL    20%     520   3Q/01    3Q/02   4Q/03   4Q/04        29      55%      9%
                                         -----
    Total                                2,757
                                         =====



Notes:

     (a)  Represents costs to date divided by Total Development Costs.

     (b)  Represents number of leased apartments (not necessarily occupied) divided by the total Number of
          Apartment Homes.





















                                                     50

AMLI RESIDENTIAL                                                                   DEVELOPMENT SUMMARY
                                                                                    September 30, 2002
                                                                                (Dollars in thousands)


                                                Joint
                                               Venture      Company's Share of Required Equity Capital
                                              Partners'  ----------------------------------------------
                     Total                     Equity
                    Development                Capital                 Funded      Balance       2003/
Market/Community     Costs (c)     Debt (d)      (e)         Total     to Date     of 2002       2004
----------------    -----------   ----------  ---------    --------    --------   ----------   --------
ATLANTA, GA
-----------
AMLI:
 at Kedron Village    $ 20,200       --         16,160       4,040       3,900        140        --
 at Milton Park         35,000       --  (e)    26,250       8,750       7,334      1,025          391
 at Barrett Walk        22,500       --  (e)    16,875       5,625       3,400        975        1,250

HOUSTON, TX
-----------
AMLI at
 Kings Harbor           19,800       --         14,850       4,950       4,900         50

AUSTIN, TX
----------
AMLI
 Downtown Austin (f)    50,920     30,920(f)    14,000       6,000      12,407     (6,407)       --

KANSAS CITY, KS
---------------
AMLI at
 Cambridge Square       32,200       --  (e)    22,540       9,660       9,660       --

INDIANAPOLIS, IN
----------------
AMLI
 Carmel Center          28,400       --          --         28,400      22,126      3,300        2,974

CHICAGO, IL
AMLI at
 Seven Bridges          82,200     60,000(g)    17,760       4,440       3,220      --           1,220
                      --------    -------      -------     -------     -------    -------      -------

TOTAL                 $291,220     90,920      128,435      71,865      66,947       (917)       5,835
                      ========    =======      =======     =======     =======    =======      =======



                                                     51




AMLI RESIDENTIAL                                                       DEVELOPMENT SUMMARY - CONTINUED
                                                                                    September 30, 2002
                                                                                (Dollars in thousands)



Notes:

     (a)   Based on the percentage of Construction Completed to date.

     (b)   Represents number of leased apartments (not necessarily occupied) divided by the total Number of Apartment Homes.

     (c)   Includes anticipated costs of development and initial lease-up, of which certain amounts may not be capitalized.

     (d)   Represents existing fully funded loan commitment.

     (e)   Upon stabilization, the partnership is expected to seek a permanent loan for approximately 65% of total costs.

     (f)   Subsequent to the end of the quarter, AMLI formed a joint venture partnership with an institutional investor for the purpose of developing and owning this asset, and has obtained a commitment for a $30,920 construction loan from a bank.

     (g)   Currently, the project is subject to a $50,000 construction loan.  The partnership has obtained a commitment to fund a $60,000, 7.25%, 7-year permanent loan upon completion of development.























                                                     52

AMLI RESIDENTIAL                 LAND HELD FOR DEVELOPMENT OR SALE
                                                September 30, 2002



                                                        Number of
                                                        Apartment
Market/Community               Submarket                  Homes
----------------               ---------                ---------

AUSTIN, TX
----------
AMLI at:
 Anderson Mill                 Northwest Austin              520
 Parmer Park                   North Austin                  480

FORT WORTH, TX
--------------
AMLI at
 Mesa Ridge                    North Fort Worth              460

DALLAS, TX
----------
AMLI at
 Vista Ridge                   Lewisville, TX                340

HOUSTON, TX
-----------
AMLI at
 Champions II                  Northwest Houston             288

KANSAS CITY, KS
---------------
AMLI at:
 Lexington Farms -
  Phase II                     Overland Park                 104
 Westwood Ridge                Overland Park                 428
                                                          ------

    Total                                                  2,620
                                                          ======





























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